                                                                   EXHIBIT 10-AK

                                                                  EXECUTION COPY

================================================================================

                             Up to U.S.$475,000,000

                                CREDIT AGREEMENT

                           Dated as of June 19, 1996

                                     among

                             FOXMEYER DRUG COMPANY,

                                  as Borrower

                              FOXMEYER CORPORATION
                               HEALTH MART, INC.
                   HEALTHCARE TRANSPORTATION SYSTEM, INC. and
                  MERCHANDISE COORDINATOR SERVICES CORPORATION

                                as Loan Parties

                                      and

                            THE LENDERS PARTY HERETO

                                      and

                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                  as Co-Agent

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              as Administrative Agent
================================================================================

                               TABLE OF CONTENTS

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ARTICLE 1        AMOUNT AND TERMS OF CREDIT
         SECTION 1.1.     Revolving Credit Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         SECTION 1.2.     Non-Funding Lender; Actions by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
         SECTION 1.3.     Repayment; Reduction or Termination of Commitment . . . . . . . . . . . . . . . . . . . . . -4-
         SECTION 1.4.     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
         SECTION 1.5.     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
         SECTION 1.6.     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
         SECTION 1.7.     Eligible Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         SECTION 1.8.     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         SECTION 1.9.     Cash Management System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 1.10.    Receipt of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 1.11.    Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 1.12.    Application and Allocation of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 1.13.    Non-Receipt of Funds by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 1.14.    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 1.15.    Settlement Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         SECTION 1.16.    Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         SECTION 1.17.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         SECTION 1.18.    Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
         SECTION 1.19.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         SECTION 1.20.    Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         SECTION 1.21.    Replacement of Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

ARTICLE 2        CONDITIONS PRECEDENT
         SECTION 2.1.     Conditions to the Initial Revolving Credit Advance
                               and the Initial Letter of Credit Obligation  . . . . . . . . . . . . . . . . . . . .  -19-
         SECTION 2.2.     Further Conditions to Each Revolving Credit Advance
                               and Each Letter of Credit Obligation . . . . . . . . . . . . . . . . . . . . . . . .  -23-

ARTICLE 3        REPRESENTATIONS AND WARRANTIES
         SECTION 3.1.     Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
         SECTION 3.2.     Executive Offices; Collateral Locations; Corporate or
                               Other Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         SECTION 3.3.     Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . .  -25-
         SECTION 3.4.     Financial Statements and Projections  . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         SECTION 3.5.     Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         SECTION 3.6.     Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         SECTION 3.7.     Restrictions; No Default; Material Contracts  . . . . . . . . . . . . . . . . . . . . . .  -26-
         SECTION 3.8.     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         SECTION 3.9.     Ventures, Subsidiaries and Affiliates; Outstanding
                               Stock and Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         SECTION 3.10.    Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
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         SECTION 3.11.    Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         SECTION 3.12.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         SECTION 3.13.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         SECTION 3.14.    No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         SECTION 3.15.    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         SECTION 3.16.    Patents, Trademarks, Copyrights and Licenses  . . . . . . . . . . . . . . . . . . . . . .  -30-
         SECTION 3.17.    Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         SECTION 3.18.    Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         SECTION 3.19.    Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         SECTION 3.20.    Deposit and Disbursement Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         SECTION 3.21.    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         SECTION 3.22.    Certain Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-

ARTICLE 4        FINANCIAL STATEMENTS AND INFORMATION
         SECTION 4.1.     Reports and Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
         SECTION 4.2.     Communication with Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-

ARTICLE 5        AFFIRMATIVE COVENANTS
         SECTION 5.1.     Maintenance of Existence and Conduct of Business  . . . . . . . . . . . . . . . . . . . .  -32-
         SECTION 5.2.     Payment of Charges and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         SECTION 5.3.     Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         SECTION 5.4.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         SECTION 5.5.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         SECTION 5.6.     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 5.7.     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 5.8.     Supplemental Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 5.9.     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         SECTION 5.10.    Landlord's Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         SECTION 5.11.    Certain Obligations Respecting Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  -36-
         SECTION 5.12.    Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 5.13.    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 5.14.    Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 5.15.    Additional Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 5.16.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         SECTION 5.17.    Audits, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
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         SECTION 5.18.    Amendment to Tax Sharing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

ARTICLE 6        NEGATIVE COVENANTS
         SECTION 6.1.     Mergers,  Subsidiaries, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         SECTION 6.2.     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         SECTION 6.3.     Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
         SECTION 6.4.     Affiliate and Employee Loans and Transactions;
                               Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
         SECTION 6.5.     Capital Structure and Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
         SECTION 6.6.     Guaranteed Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
         SECTION 6.7.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
         SECTION 6.8.     Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
         SECTION 6.9.     Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
         SECTION 6.10.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
         SECTION 6.11.    Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         SECTION 6.12.    Cancellation or Prepayment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  -47-
         SECTION 6.13.    Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         SECTION 6.14.    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         SECTION 6.15.    No Speculative Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         SECTION 6.16.    Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
         SECTION 6.17.    Limitation on Negative Pledge Clauses, Etc. . . . . . . . . . . . . . . . . . . . . . . .  -48-
         SECTION 6.18.    Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
         SECTION 6.19.    Amendments and Modifications to Debt Documents  . . . . . . . . . . . . . . . . . . . . .  -49-
         SECTION 6.20.    Activities of Certain Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-

ARTICLE 7        TERM
         SECTION 7.1.     Duration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         SECTION 7.2.     Survival of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-

ARTICLE 8        EVENTS OF DEFAULT; RIGHTS AND REMEDIES
         SECTION 8.1.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         SECTION 8.2.     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         SECTION 8.3.     Waivers by Loan Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         SECTION 8.4.     Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
         SECTION 8.5.     Receivables Funding Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-

ARTICLE 9        AGENT
         SECTION 9.1.     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
         SECTION 9.2.     Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
         SECTION 9.3.     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
         SECTION 9.4.     Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
         SECTION 9.5.     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
         SECTION 9.6.     Non-Reliance on Agent and Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
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         SECTION 9.7.     Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 9.8.     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 9.9.     Consents under Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 9.10.    Collateral Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-

ARTICLE 10       SUCCESSORS AND ASSIGNS
         SECTION 10.1.    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
         SECTION 10.2.    Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-

ARTICLE 11       MISCELLANEOUS
         SECTION 11.1.    Complete Agreement; Modification of Agreement . . . . . . . . . . . . . . . . . . . . . .  -62-
         SECTION 11.2.    Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
         SECTION 11.3.    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
         SECTION 11.4.    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 11.5.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 11.6.    Conflict of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 11.7.    Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 11.8.    Authorized Signature  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 11.9.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -66-
         SECTION 11.10.   Section Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         SECTION 11.11.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         SECTION 11.12.   Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         SECTION 11.13.   Announcements; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         SECTION 11.14.   GOVERNING LAW; CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         SECTION 11.15.   WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
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                                         INDEX OF ANNEXES, SCHEDULES AND EXHIBITS


Annex A                           -         Definitions; Rules of Construction
Annex B                           -         Cash Management System
Annex C                           -         Schedule of Closing Documents
Annex D                           -         Schedule of Certain Fees
Annex E                           -         Financial, Projections and Notices
Annex F                           -         Insurance Requirements
Annex G                           -         Letters of Credit
Annex H                           -         Financial Covenants
Annex I                           -         Inventory Location Waivers

Schedule 3.2                      -         Executive Offices; Trade Names
Schedule 3.4                      -         Financial and Projections
Schedule 3.5                      -         Dividends
Schedule 3.6                      -         Real Estate and Leases
Schedule 3.8                      -         Labor Matters
Schedule 3.9                      -         Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.12                     -         Tax Matters
Schedule 3.13                     -         ERISA Plans
Schedule 3.14                     -         Litigation
Schedule 3.16                     -         Patents, Trademarks, Copyrights and Licenses
Schedule 3.18                     -         Hazardous Materials
Schedule 3.19                     -         Insurance Policies
Schedule 3.20                     -         Disbursement, Concentration, Operating and Collateral Proceeds Accounts
Schedule 5.18                     -         Amendment to Tax Sharing Agreement
Schedule 6.2                      -         Investments
Schedule 6.4                      -         Loans to and Transactions with Affiliates
Schedule 6.7                      -         Liens
Schedule 11.8                     -         Authorized Officers


Exhibit 1.1(a)                    -         Form of Notice of Revolving Credit Advance
Exhibit 1.1(d)                    -         Form of Revolving Credit Note
Exhibit 1.1(e)                    -         Form of Borrowing Base Certificate
Exhibit 1.6(d)                    -         Form of Notice of Fixed Rate Election
Exhibit 3.4                       -         Projections
Exhibit A                         -         Form of Guaranty
Exhibit B                         -         Form of Subordination Agreement
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Exhibit C                         -         Form of Patent, Trademark and Copyright Assignment
Exhibit D                         -         Form of Security Agreement
Exhibit E                         -         Form of Stock Pledge Agreement
Exhibit F                         -         Form of Opinion of Counsel to Loan Parties
Exhibit G                         -         Form of Intercompany Note
Exhibit H                         -         Form of Landlords' Waiver
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                                CREDIT AGREEMENT


                 THIS CREDIT AGREEMENT ("Agreement") is entered into as of June 19, 1996 by and among FOXMEYER DRUG COMPANY, a Delaware corporation (the "Borrower"), FOXMEYER CORPORATION, a Delaware corporation ("FoxMeyer"),HEALTH MART, INC., a Colorado corporation ("Health Mart"), HEALTHCARE TRANSPORTATION SYSTEM, INC., a Delaware corporation ("Healthcare"), MERCHANDISE COORDINATOR SERVICES CORPORATION, a Delaware corporation ("Merchandise"), each of the lenders listed on the signature pages hereof or which pursuant to Section 10.2 becomes a "Lender" hereunder (each individually, a "Lender" and collectively, "Lenders"), THE CIT GROUP/BUSINESS CREDIT, INC. as Co-Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York, as administrative agent hereunder for the Lenders (in such capacity, together with its successors in such capacity, "Agent").

                                    RECITALS

                 WHEREAS, defined terms used in this Agreement shall have the respective meanings set forth in Annex A hereto; and

                 WHEREAS, the Borrower desires the making of Revolving Credit Advances and the issuance of Letters of Credit in an aggregate outstanding principal amount and undrawn or unreimbursed amount, as applicable, of up to $475,000,000 in the aggregate from Lenders, and Lenders are willing to make Revolving Credit Advances and to incur Letter of Credit Obligations in such aggregate principal or undrawn or unreimbursed amount upon the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                 For purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. Unless otherwise indicated, all references in this Agreement to articles, sections, subsections, schedules, annexes, exhibits, and attachments shall refer to the corresponding articles, sections, subsections, schedules, annexes, exhibits, and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Closing Date. The above Recitals shall be construed as part of this Agreement.

                                   ARTICLE 1

                           AMOUNT AND TERMS OF CREDIT

                 SECTION 1.1.     Revolving Credit Advances.

                 (a) Upon and subject to the terms and conditions hereof, each Lender severally agrees to make available, from time to time until the Commitment Termination Date, for the Borrower's use and upon the request of the Borrower therefor to Agent, advances (each, including any advance made by Agent under Section 1.15(b), a "Revolving Credit Advance") in an aggregate principal amount at any time outstanding up to but not exceeding the Revolving Credit Commitment of such Lender, provided that in no event shall (i) the aggregate principal amount of the Revolving Credit Loan plus all outstanding Letter of Credit Obligations exceed the lesser of (x) the Maximum Revolving Credit Commitment and (y) the Borrowing Base. The Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this Section 1.1.

                 (b) The Borrower shall give to Agent (which shall promptly notify Lenders) notice of each borrowing requested by the Borrower hereunder as provided in Section 1.1(c) and, subject to Section 1.15, on the date specified for such borrowing each Lender shall make available the amount of the Revolving Credit Advance to be made by it on such date to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of the Borrower.

                 (c) Each notice of a borrowing by the Borrower of a Revolving Credit Advance shall be given in writing (by telecopy, hand delivery, or U.S. mail) by the Borrower to Agent at its address at 201 High Ridge Road, Stamford, Connecticut 06927, to the attention of Portfolio Analyst-FoxMeyer or such other Person as may be designated in writing by Agent, Telephone No. (203) 316-7658, Telecopy No. (203) 316-6443, given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Revolving Credit Advance requested by the Borrower. Each such notice of borrowing (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit 1.1(a) hereto, specifying therein the requested date, the amount of such Revolving Credit Advance, the Disbursement Account into which such Revolving Credit Advance shall be made, and such other information as may reasonably be required by Agent. Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

                 (d) The Revolving Credit Advances made by each Lender to the Borrower shall be evidenced by a single promissory note of the Borrower payable to the order of such Lender substantially in the form of Exhibit 1.1(d) hereto, dated the date hereof, in a maximum principal amount equal to the amount of such Lender's Revolving Credit Commitment as originally in effect and otherwise duly completed. The date and amount of each Revolving Credit Advance made by each Lender to the Borrower and each payment of principal with respect thereto shall be recorded on the books and records of such Lender, which books and records shall constitute conclusive evidence, absent manifest error or bad faith, of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan, together with accrued but unpaid interest thereon, shall be immediately due and payable on the Commitment Termination Date.

                 (e) The Borrower shall furnish to Agent a Borrowing Base Certificate substantially in the form of Exhibit 1.1(e) hereto, completed and signed by an Authorized Officer, which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in Annex E. The Borrower agrees that in making any Revolving Credit Advance to the Borrower hereunder each Lender, and in any event Agent, shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Agent and the Lenders by the Borrower. The Borrower further agrees that if the Borrower shall have failed to deliver a Borrowing Base Certificate to Agent within the specified period, Lenders shall be under no obligation to make any further Revolving Credit Advances to (or incur any additional Letter of Credit Obligations for the account of) the Borrower until such time as such Borrowing Base Certificate is delivered to Agent and Lenders.

                 SECTION 1.2.     Non-Funding Lender; Actions by Lenders.

                 (a) The default by any Lender (such Lender, so long as such default under its obligation to make any Revolving Credit Advance to be made by it shall be continuing, a "Non-Funding Lender") under its obligation to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligation to make its Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender (i) shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document and (ii) shall not be entitled to receive any payment or distribution in respect of the Obligations, whether in respect of principal, interest, fees, expenses, indemnities, reimbursements of Letter of Credit Obligations or otherwise and whether from Agent, any other Lender, any Loan Party, as proceeds of Collateral, or otherwise, until the earlier to occur of (x) the payment in full in cash to all Lenders (other than Non-Funding Lenders) of all Obligations and the termination of the Revolving Credit Commitments and Letters of Credit (or, in the case of Letter of Credit Obligations, the provision of Letter of Credit Cash Collateral therefor to the extent required upon the Commitment Termination Date under paragraph 3 of Annex G hereto) and (y) the time, if any, that such Non-Funding Lender is no longer a Non-Funding Lender, and any and all such payments and distributions which would otherwise be paid or distributed to a Non-Funding Lender shall be paid or delivered to the Lenders which are not Non-Funding Lenders, ratably according to the respective Revolving Credit Commitments of such Lenders (or, if there are no Revolving Credit Commitments at such time, in accordance with the principal amounts of the Revolving Credit Loan held by such Lender) for application to the Obligations or, following the payment in full of all Obligations other than Letter of Credit Obligations, the provision of Letter of Credit Cash Collateral to secure the Letter of Credit Obligations of Lenders (other than Non-Funding Lenders). Nothing contained in this Section
1.2 shall affect the rights of the Borrower contained in Section 1.21.

                 (b) Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Revolving Credit Notes or the other Loan Documents (including exercising any rights of offset) without first obtaining the prior written consent of Agent and Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement, the Revolving Credit Notes or the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent and Required Lenders and not individually by a single Lender.

                 SECTION 1.3.     Repayment; Reduction or Termination of
Commitment.

                 (a) The Borrower hereby promises to pay to Agent, for the account of each Lender, the entire outstanding principal amount of the Revolving Credit Loan and all other Obligations, and, subject to earlier acceleration as provided herein, the Revolving Credit Loan and all other Obligations shall mature, on the Commitment Termination Date.

                 (b) In the event that the sum of the outstanding principal balance of the Revolving Credit Loan and the Letter of Credit Obligations shall at any time exceed the lesser of (i) the Maximum Revolving Credit Commitment and (ii) the Borrowing Base, the Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess provided that if after payment in full of the Revolving Credit Loan there shall continue to remain any such excess, then the Borrower shall immediately pay to Agent, for the ratable benefit of Lenders, cash or Cash Equivalents in an amount equal to such remaining excess to be held by Agent in a Cash Collateral Account pursuant to such documentation and on such terms as Agent shall require (together with interest and earnings thereon, "Letter of Credit Cash Collateral").

                 (c) The Borrower shall have the right, exercisable not more frequently than twice in each calendar year, in each case, upon ten (10) days' prior written notice to Agent, to permanently and voluntarily reduce the Revolving Credit Commitments of all (but not less than all) of Lenders, Pro Rata (in an aggregate amount of not less than $10,000,000 or any greater amount which is an integral multiple of $10,000,000), or terminate the Revolving Credit Commitment, without premium or penalty, other than payment of any amounts payable under Section 1.6(g) if any and under the Fee Letter, if any; provided, however, that in the event that any Letter of Credit Obligations are outstanding following any such reduction or termination, the Borrower shall upon (x) the effectiveness of such reduction provide Letter of Credit Cash Collateral in an amount equal to the amount by which the Letter of Credit Obligations exceed the Revolving Credit Commitment after giving effect to such reduction or (y) in the case of any termination, upon the effectiveness of such termination, provide Letter of Credit Cash Collateral and make other arrangements required upon the Commitment Termination Date, in accordance with the terms and conditions of Annex G, with respect to any outstanding Letter of Credit

Obligations. Upon such termination, Borrower's right to receive Revolving Credit Advances and the benefit of Letter of Credit Obligations shall simultaneously terminate and Borrower's obligation to pay the Non-Use Fee shall terminate, and notwithstanding anything to the contrary contained herein or in any Revolving Credit Note, the entire outstanding balance of the Revolving Credit Loan shall be immediately due and payable. At the time of such termination, Borrower shall pay to Agent in immediately available funds all of the Obligations, including, without limitation, any accrued and unpaid interest and fees. At the time of any reduction of the Revolving Credit Commitment, notwithstanding anything to the contrary contained herein or in any Revolving Credit Note, the amount, if any, by which the outstanding principal balance of the Revolving Credit Loan exceeds the Revolving Credit Commitment, as so reduced, shall be immediately due and payable and the Borrower shall pay to Agent in immediately available funds for the Pro Rata benefit of the Lenders the amount of such excess.

                 (d) If the aggregate of the unpaid principal balance of the Revolving Credit Loan plus the outstanding Letter of Credit Obligations should at any time exceed the Maximum Revolving Credit Commitment or the Borrowing Base, such excess shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall, to the extent same are part of the Revolving Credit Advances, be evidenced by the Revolving Credit Notes.

                 (e) On the "Facility Termination Date," as defined in, and pursuant to, the Receivables Funding Agreement (i) all Obligations, including the Revolving Credit Loan and the Letter of Credit Obligations, shall be immediately due and payable, without notice, and (ii) the Revolving Credit Commitments shall terminate and the Lenders shall have no further obligation to make any credit extensions or financial accommodations hereunder.

                 SECTION 1.4.     Use of Proceeds.

                 (a) Except as otherwise permitted under Section 1.4(b), the Borrower shall use the proceeds of Revolving Credit Advances for (i) the refinancing of certain outstanding Indebtedness as provided in Section 2.1(c),
(ii) the payment of costs and expenses of the financing transactions contemplated by this Agreement that are payable by the Loan Parties, and (iii) general working capital and other corporate purposes of the Borrower to the extent not prohibited by the terms of this Agreement and the other Loan Documents. The Borrower agrees that it shall not borrow any Revolving Credit Advances except to fulfill its, and subject to Section 1.4(b) ,the immediate cash needs of the other Loan Parties.

                 (b) In addition to the purposes set forth in Section 1.4(a), the Borrower may use proceeds of Revolving Credit Advances to make Permitted Intercompany Loans, the proceeds of which shall be used for the purposes set forth (i) in Sections 1.4(a)(i) and 1.4(a)(ii) and (ii) general working capital and other corporate purposes of the borrowers of such Permitted Intercompany Loans to the extent not prohibited by the terms of this Agreement and the other Loan Documents.

                 SECTION 1.5. Letters of Credit. Subject to the terms and conditions of this Agreement, the Borrower shall have the right to request, and Lenders agree to purchase participations in Letters of Credit and Letter of Credit Obligations arising in connection therewith in accordance with the terms and conditions set forth in Annex G. Each Lender's obligations to purchase participations in Letters of Credit and Letter of Credit Obligations arising in connection therewith shall be as set forth in Annex G.

                 SECTION 1.6.     Interest.

                 (a) The Borrower shall pay to Agent for the account of each Lender interest on the Revolving Credit Advances made to the Borrower at the following times: (i) with respect to Revolving Credit Advances not constituting Fixed Rate Tranches, in arrears for the preceding calendar month, on the first day of each calendar month, commencing on July 1, 1996, and, with respect to each Fixed Rate Tranche, on the last day of the relevant Interest Period therefor (and for each Fixed Rate Tranche subject to an Interest Period of 180 days, on the 90th day of such Interest Period); (ii) if not otherwise paid in full pursuant to clause (i) above, on the Commitment Termination Date; and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand. Whenever any payment to be made hereunder or under any other Loan Document or on any Revolving Credit Advance shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day (or Eurodollar Business Day with respect to a Fixed Rate Tranche), such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day (or Eurodollar Business Day with respect to a Fixed Rate Tranche) and such extension of time shall in such case be included in computing interest on such payment; provided, however, that if such extension would cause a payment of a Fixed Rate Tranche to be made, or the last day of such Interest Period for a Fixed Rate Tranche to occur, in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Eurodollar Business Day. Interest shall be calculated by Agent on a daily basis and on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Agent of an interest rate hereunder and each calculation of interest hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

                 (b) Except as provided in paragraph (c) below, the Borrower shall pay interest to Agent for the account of each Lender on the aggregate outstanding balance of the Revolving Credit Advances (other than any Fixed Rate Tranche) from the date made until paid in full at a floating rate (the "Floating Rate") equal to the Index Rate in effect from time to time plus the Index Rate Applicable Margin therefor. Subject to Section 1.6(e), the Borrower shall pay interest, on demand, on all Obligations other than the Revolving Credit Advances, at the Default Rate (applicable to Revolving Credit Advances other than Fixed Rate Tranches) from and after the date that such Obligations become due and payable.

                 (c) Provided that no Default or Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, the Borrower may elect in the manner provided in paragraph (d) below that the entire principal amount of the Revolving Credit Loan, or one or more parts thereof (any such entire principal amount or part thereof, a "Fixed Rate Tranche"), bear interest at a fixed rate (each such rate, a "Fixed Rate") for such Interest Period as the Borrower shall select therefor equal to the Adjusted LIBO Rate (as in effect for such Interest Period) plus the Fixed Rate Applicable Margin therefor; provided that (i) not more than twenty Interest Periods in the aggregate shall be in effect at any time with respect to the Revolving Credit Loan; (ii) each Fixed Rate Tranche shall be in a minimum principal amount of $10,000,000 (or any greater amount which is an integral multiple of $5,000,000); (iii) no Interest Period shall extend beyond the Commitment Termination Date; (iv) no more than nine (9) Fixed Rate Tranches may commence (including by renewal in whole or in part) on any one Eurodollar Business Date; and (v) the principal amount of the Fixed Rate Tranche to which any Interest Period relates shall not be reduced, by payment, prepayment or otherwise, prior to the last day of such Interest Period, unless such payment or prepayment is accompanied by payment of the amounts specified in paragraph
(g) below.

                 (d)      Subject to the requirements set forth in paragraph
(c) above, the Borrower may, by written notice to Agent delivered not later than the second full Eurodollar Business Day preceding the first day of any Interest Period described in such notice, create (or renew in whole or in part, so long as any renewal in part satisfies the requirements of a "Fixed Rate Tranche") a Fixed Rate Tranche described in such notice. Each such notice (a "Notice of Fixed Rate Election") shall be substantially in the form of Exhibit 1.6(d) hereto and shall specify (i) the amount of the Fixed Rate Tranche as to which such election is made, and (ii) the Interest Period with respect to such Fixed Rate Tranche; provided, however, that notwithstanding the foregoing, the Borrower may give such notice by telephone at any time on such Eurodollar Business Day so long as such notice is confirmed in writing not later than 10:00 a.m. (New York time) on such Eurodollar Business Day. Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Fixed Rate Election (including any telephonic notice whether or not confirmed in writing) believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual notice to the contrary. In the event that the Borrower shall fail to give a Notice of Fixed Rate Election with respect to any Fixed Rate Tranche on or prior to the second Eurodollar Business Day prior to the last day of the Interest Period therefore, in accordance with this paragraph (d), the entire principal amount of such Fixed Rate Tranche shall thereafter bear interest based upon the Index Rate as provided in paragraph (b) above, commencing with the last day of the Interest Period applicable thereto, unless and until such Borrower shall thereafter create another Fixed Rate Tranche as permitted by this paragraph (d) and Section 1.6(c). No Notice of Fixed Rate Election may be issued while any Default or Event of Default is continuing and no Fixed Rate Tranche shall commence on any date on which a Default or Event of Default is continuing (and the Notice of Fixed Rate Election in respect of any such Fixed Rate Tranche shall be null and void and the Borrower shall pay any and all amounts payable under paragraph (g) of this Section 1.6 in respect thereof). Promptly following the determination of any LIBO Rate used to calculate the Fixed Rate applicable to any Fixed Rate Tranche, Agent shall send to Borrower a copy of the Telerate News Service page on which appeared the quotation used in making such determination; provided, however, that the failure to provide any such copy shall not affect or impair the rights of Agent or any Lender hereunder or under any other Loan Documents, or any of Borrower's or any other Loan Party's Obligations.

                 (e) (i) To the extent Agent or Required Lenders has elected, by written notice to the Borrower, to impose such rate, upon the occurrence and during the continuation of any Event of Default or (ii) upon the occurrence and during the continuation of a Selected Event of Default, the interest rate applicable to principal on the Revolving Credit Advances and other Obligations shall be increased to the Default Rate.

In the event that an event, act or occurrence which has become a Selected Event of Default becomes an Event of Default, the Default Rate shall continue to apply, without any additional notification, so long as such or any other Event of Default is continuing.

                 (f) Notwithstanding anything to the contrary set forth in this Section 1.6, if, at any time until payment in full of all of the Obligations, any rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter any rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by each Lender hereunder is equal to the total interest which such Lender would have received had the interest rate or rates payable hereunder been (but for the operation of this Section 1.6(f)) the interest rate or rates payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate or rates payable hereunder shall be the rate or rates of interest provided in Sections 1.6(a) through (e), unless and until any rate of interest again exceeds the Maximum Lawful Rate, in which event this
Section 1.6(f) shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this Section 1.6(f), (x) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (y) if permitted by applicable law, the Borrower and Lenders shall (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, pro rate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term of this Agreement does not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
Section 1.6(f), shall make a final determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

                 (g) In order to induce Lenders to fund and maintain any Fixed Rate Tranche at a Fixed Rate on the terms provided herein, and in consideration of the entering into by Lenders of funding arrangements from time to time in contemplation thereof, whether or not funded in the London interbank market, if any Fixed Rate Tranche is repaid in whole or in part on any day other than the last day of the Interest Period therefor (whether any such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), or if any Fixed Rate Tranche does not commence on the date specified in any Notice of Fixed Rate Election, the Borrower shall pay all unpaid and accrued interest on any amount so repaid and shall indemnify and hold harmless each Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by such Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by such Lender to fund or maintain such Fixed Rate Tranche at the Fixed Rate elected by the Borrower, pursuant to such Lender's customary funding arrangements. The amount of any losses, costs or expenses resulting in an obligation of the Borrower to make a payment pursuant to the foregoing sentence shall represent the excess, if any, of (x) such Lender's cost or deemed cost of obtaining funding for the amount necessary to fund or maintain its Pro Rata share of such Fixed Rate Tranche at the Fixed Rate elected by the Borrower, pursuant to such Lender's customary funding arrangements, whether or not funded in the London interbank market, as reasonably determined by such Lender (which may be computed by any Lender on the basis of such funds having been borrowed at a rate equal to one percent (1%) over the interest rate on United States Treasury bills or notes with a maturity that most closely approximated the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the first day of the Interest Period in respect of such Fixed Rate Tranche), over (y) the return such Lender would receive on its reemployment of such funds, as reasonably determined by such Lender (which, if such Lender's cost of obtaining funding is computed pursuant to the parenthetical to clause (x) above, may be computed by any Lender on the basis of its reinvestment of such funds in United States Treasury bills or notes with a maturity that most closely approximates the end of the relevant Interest Period, as quoted by Telerate News Service (page 5) at the close of business on the date of repayment of such Fixed Rate Tranche); provided, that if any Lender terminates any funding arrangements in respect of its Pro Rata share of any such Fixed Rate Tranche, the amount of such losses, costs and expenses shall also include the cost to such Lender of such termination. The determination of such amount by any Lender, when evidenced by a certificate from that Lender giving a reasonably detailed calculation of the amount of said cost, expense, claim, penalty, liability, loss, fee, damage or other charge, shall be presumed correct in the absence of manifest error or bad faith.

                 SECTION 1.7. Eligible Collateral. Based on the most recent Borrowing Base Certificate delivered by the Borrower to Agent and on other information available to Agent, Agent shall determine in its reasonable judgment which Inventory and Accounts of the Borrower shall be deemed to be "Eligible Inventory" and "Eligible Receivables" of the Borrower for purposes of determining the Borrowing Base.

                 SECTION 1.8. Fees. As compensation for Agent's and Lenders' costs, skills, services and efforts incurred and expended in making the Revolving Credit Loan and the Letters of Credit available to the Borrower, the Borrower agrees to pay to Agent for its own account or the account of Lenders, as the case may be, the fees set forth in Annex D.

                 SECTION 1.9. Cash Management System. On or prior to the Closing Date, the Loan Parties will establish and maintain until the Termination Date, the cash management system described in Annex B.

                 SECTION 1.10. Receipt of Payments. The Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in Dollars in immediately available funds to the CAF Account. For purposes of computing interest and Fees and determining the Borrowing Availability: (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit in the CAF Account and notice to Agent of such deposit; and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon receipt of good funds following deposit in the CAF Account (together with notice to Agent of such deposit). Subject to Section 1.15, each payment received by Agent under this Agreement or any Revolving Credit Note for the account of any Lender shall be paid by Agent promptly to such Lender, in the same funds received, for application to the Revolving Credit Loan or other Obligation in respect of which such payment is made.

                 SECTION 1.11. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Revolving Credit Advance (including any Revolving Credit Advance pursuant to Section 1.15(b)) shall be incurred and made by Lenders, Pro Rata; (b) each payment or prepayment of principal of the Revolving Credit Loan by the Borrower shall be made to Agent for the account of Lenders, ratably in accordance with the respective unpaid principal amounts of the Revolving Credit Loan held by Lenders; (c) each payment of interest on the Revolving Credit Loan by the Borrower shall be made to Agent for the account of Lenders ratably in accordance with the amounts of interest on the Revolving Credit Loan then due and payable to Lenders; and (d) each payment of Non-Use Fees shall be made to Agent for the account of Lenders, Pro Rata.

                 SECTION 1.12. Application and Allocation of Payments. Except as otherwise provided herein, all payments at any time or times hereafter received from or on behalf of the Borrower shall be applied in the following order: (a) then due and payable Fees, expenses and other Obligations (including Revolving Credit Advances made by Agent in its capacity as Agent) owing by the Borrower to Agent; (b) then due and payable Fees and expenses of Lenders owing by the Borrower; (c) then due and payable interest payments owing by the Borrower; (d) Obligations to Lenders owing by the Borrower other than Fees, expenses and interest and principal payments; and (e) then due and payable principal payments on the Revolving Credit Loan owing by the Borrower; provided that if any such payments are received from or on behalf of any Loan Party other than the Borrower or if an Event of Default shall occur and be continuing, such payments shall be applied to the Obligations in such manner and order as Agent shall determine (or if all Lenders determine otherwise, as all such Lenders so determine). Agent, on behalf of Lenders, is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by Lenders on behalf of the Borrower for payment of all Fees, expenses, charges, costs, principal, interest, or other Obligations then due and payable by the Borrower under this Agreement or any of the Loan Documents, even if the making of such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan, together with the outstanding Letter of Credit Obligations, to exceed the Maximum Revolving Credit Commitment or the outstanding principal balance of the Revolving Credit Advances, together with the outstanding Letter of Credit Obligation, owing by the Borrower to exceed the Borrowing Base, in which case the terms of Section 1.3(d) shall apply.

                 SECTION 1.13. Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or by the Borrower (in either case, "Payor") prior to the date on which such Payor is to make payment to Agent of (in the case of a Lender) the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (in the case of the Borrower) a payment to Agent for account of one or more of Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt by Agent, that such Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if such Payor has not in fact made the Required Payment to Agent, the recipient(s) of such payment and the Payor each (without duplication) shall, on demand, pay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Agent until the date Agent recovers such amount, at a rate per annum equal to (a) in the event that the Payor (which originally failed to make such payment) is a Lender, the Floating Rate, or (b) in the event that the Payor (which originally failed to make such payment) is the Borrower, the Default Rate. Other than as expressly provided in Section 1.15(b), nothing in this
Section 1.13 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                 SECTION 1.14.    Sharing of Payments, Etc.

                 (a) The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between Lenders, to the provisions of Section 1.2(b)), to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Pro Rata portion of the Revolving Credit Loan (including any Revolving Credit Advances deemed made by such Lender under Section 1.15(b)) or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and Agent thereof; provided, that such Lender's failure to give such notice shall not affect the validity thereof.

                 (b) If any Lender shall obtain from or on behalf of the Borrower or any other Loan Party payment of any principal of or interest on the Pro Rata portion of the Revolving Credit Loan owing to it or payment of any other amount under this Agreement, any Revolving Credit Note held by it or any other Loan Document through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Revolving Credit Loan or such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Credit Loan or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) ratably in accordance with the unpaid principal of and/or interest on the Revolving Credit Loan or such other amounts, respectively, owing to each of Lenders. Amounts received by Agent under this Section 1.14(b) shall be treated as a payment by the Borrower under Section 1.12. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of any participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                 (c) The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with Section 1.14(a), all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Revolving Credit Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation. Any Lender which so exercises any right of setoff shall notify the Borrower and Agent of such exercise; provided that the failure to do so shall not affect the validity of such setoff.

                 (d) Nothing contained herein shall require any Lender to exercise any right as against the Borrower or any other Loan Party as described in this Section 1.14 or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower or such other Loan Party. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff or right as against the Borrower or any other Loan Party to which this Section 1.14 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.14 to share in the benefits of any recovery on such secured claim.

                 SECTION 1.15.    Settlement Procedures.

                 (a)      Except as provided in paragraphs (b) and (c) of this
Section 1.15, Agent shall use the following same day settlement procedure for borrowings of Revolving Credit Advances. Prior to 1:30 p.m. (New York time) on any date specified for a borrowing of a Revolving Credit Advance in a Notice of Revolving Credit Advance, Agent may notify each Lender by telephone or by telex, telecopy or other form of teletransmission, of the requested Revolving Credit Advance. Not later than 3:00 p.m. (New York time) on the date of such proposed Revolving Credit Advance, each Lender shall make available to Agent, in same day funds, to such account of Agent as Agent may designate, such Lender's Pro Rata share of such Revolving Credit Advance. Each Lender will make such payments without setoff, counterclaim, recoupment or reduction of any kind. Notwithstanding the foregoing, to the extent that there are available funds in the CAF Account, Agent may, at Agent's discretion, notify each Lender that such Lender's obligation to make available to Agent same day funds as provided in the preceding sentence shall be satisfied to the extent of its ratable share out of such funds in the CAF Account, or such portion of such funds as Agent shall indicate are to be applied to fund such Revolving Credit Advance.

                 (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent requested by the Borrower, Agent shall fund the entire amount of any Revolving Credit Advance, so long as (i) such Revolving Credit Advance, together with all Revolving Credit Advances made by Agent under this paragraph (b) and not theretofore reimbursed to Agent, shall not exceed $75,000,000, (ii) all conditions to the making of such Revolving Credit Advance under this Agreement shall have been satisfied, and (iii) after giving effect to the making of such Revolving Credit Advance, the sum of the outstanding principal balance of the Revolving Credit Loan plus the Letter of Credit Obligations does not exceed the lesser of (x) the Maximum Revolving Credit Commitment and (y) the Borrowing Base. In the event Agent makes such Revolving Credit Advance under this paragraph (b), each Lender shall be unconditionally obligated to deliver to Agent such Lender's Pro Rata share of such Revolving Credit Advance on the Semi-Weekly Settlement Date in accordance with the procedure for weekly settlement set forth in Section 1.15(c) or as otherwise provided in Section 1.15(a); provided, however, that notwithstanding the foregoing and notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating interest payable to any Lender (A) until reimbursed by a Lender, Agent shall be deemed the "Lender" with respect to any outstanding Revolving Credit Advances funded by Agent under this Agreement, whether under this paragraph (b) or otherwise, and (B) the amount of Revolving Credit Advances of any Lender that are outstanding on any day shall be equal to the amount of such Lender's Revolving Credit Advances outstanding on such day excluding any Revolving Credit Advances that have been funded entirely by Agent with respect to which such Lender has not funded its Pro Rata share; provided, further, for each day on which the outstanding principal balance of Revolving Credit Advances made by Agent under this paragraph (b) together with the outstanding principal balance of Revolving Credit Advances made by the Lender which is the Agent exceed the Revolving Credit Commitment of such Lender, then, and in any such event, Agent shall, solely from payments of interest received in respect of such day by Agent on that portion of its Revolving Credit Advances equal to such excess, pay to the Lenders (including such Lender), Pro Rata, an amount equal to one-quarter of one percent (0.25%) per annum on the amount of such excess, such amount to be paid by Agent on any day on which any payment of Non-Use Fee is payable. For the purposes of calculating the Non-Use Fee, the Revolving Credit Advances made by Agent under this paragraph (b) shall be included as usage of the Revolving Credit Commitments.

                 (c) The Revolving Credit Loan balance may fluctuate from day to day from Agent's disbursement of funds to, and receipt of funds from, the Borrower. In order to minimize the frequency of transfers of funds between Agent and Lenders, Revolving Credit Advances may be made by Agent and payments in respect thereof will be settled according to the procedures set forth in this Section 1.15(c). Notwithstanding these procedures, each Lender's obligation to fund its portion of any Revolving Credit Advance will commence on the date such Revolving Credit Advances are made. Such payments will be made by each Lender without defense, setoff, counterclaim or reduction of any kind and without regard as to whether on the date such payment is due and payable there shall be continuing any Default or Event of Default and regardless of whether on the date such payment is due and payable any conditions to the making of any Revolving Credit Advance have not been or could not be satisfied. Each Lender shall settle with Agent, upon Agent's request, on each Tuesday and each Friday (to the extent any such day is a Business Day) of each week (or on such other day of the week as may be designated from time to time by

Agent) (each, a "Semi-Weekly Settlement Date"), on the net of Revolving Credit Advances and payments made and collections received since the date of the last settlement. On each Semi-Weekly Settlement Date, prior to 1:30 p.m. (New York time), Agent shall notify each Lender by telephone or by telex, telecopy or other form of teletransmission, of such Lender's Pro Rata share of the outstanding Revolving Credit Advances and the amount of the payment necessary to adjust such Lender's outstanding Revolving Credit Advances to such Lender's Pro Rata share of such Revolving Credit Advances as of such Semi-Weekly Settlement Date (on a net basis taking into account any funds in the CAF Account which Agent determines are available and from which Agent may reimburse itself for any such Revolving Credit Advance and interest thereon prior to making any other distributions or giving any other credit to any Lender hereunder). Any such payment shall be made by the party from which such payment is due to the other party, in same day funds, not later than 3:00 p.m. (New York time) on such Semi-Weekly Settlement Date. If any Lender shall, for any reason, not settle with Agent on the Semi-Weekly Settlement Date, such Lender agrees to pay and the Borrower agrees to repay, severally, to Agent forthwith on demand the amount due Agent on such Semi-Weekly Settlement Date together with interest thereon for each day from such Semi-Weekly Settlement Date until the day such amount is paid to Agent, at the rate then in effect with respect to Revolving Credit Advances pursuant to Section 1.6 hereof. If such Lender shall pay to Agent such corresponding amount of principal, such amount so paid shall constitute such Lender's Revolving Credit Advance and, if both such Lender and the Borrower shall have paid and repaid, respectively, such corresponding amount of principal, Agent shall promptly pay over to the Borrower such corresponding amount in same day funds, but the Borrower shall remain obligated for all interest thereon (which Agent may deduct from amounts paid over to the Borrower).

                 SECTION 1.16. Accounting. Agent will provide a monthly accounting of transactions under the Revolving Credit Loan to the Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein, unless the Borrower, within fifteen (15) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which the Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items (the "disputed items") expressly objected to in such notice shall be deemed to be disputed by the Borrower. Agent's determination in good faith, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on the Borrower.

                 SECTION 1.17.    Indemnity.

                 (a) Each Loan Party shall, jointly and severally, indemnify and hold Agent, the Syndication Agent, each Lender, their respective Affiliates, and their respective officers, directors, representatives, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, arbitrations, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of this Agreement, any other Loan Document, credit having been extended or not extended under this Agreement or any other Loan Document, the use or intended use of proceeds of Revolving Credit Advances or Letters of Credit, or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and any investigation, litigation, arbitration or proceeding related to any of the foregoing, and regardless of whether the Indemnified Person is a party to such Claim; provided, that no Loan Party shall be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim to the extent arising from such Indemnified Person's gross negligence or willful misconduct (including the failure by any such Indemnified Person to make Revolving Credit Advances in breach of its obligations under this Agreement) as determined by a final nonappealable judgment of a court of competent jurisdiction. Each Loan Party shall reimburse each Indemnified Person, upon demand, for any legal or other expenses incurred in connection with investigating, defending or participating in any such Claim, or any action or proceeding or arbitration relating to such Claim, including, without limitation, expenses incurred in depositions and other discovery proceedings, whether commenced or threatened (and whether or not any such person is a party to any action or proceeding out of which any such expenses arise), or in any way relating to or from any use or intended use of any of the proceeds of this credit facility except, in the case of any Indemnified Person, to the extent any such Claim is determined by a final nonappealable judgment of a court of competent jurisdiction to arise as a result of the gross negligence or willful misconduct (including the failure of any such Indemnified Person to make Revolving Credit Advances in breach of its obligations under this Agreement) of such Indemnified Person. NEITHER AGENT NOR ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS, THE USE OR INTENDED USE OF PROCEEDS OF REVOLVING CREDIT ADVANCES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. The foregoing provision in favor of any Indemnified Person shall be in addition to any rights that such Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.

In any suit, proceeding or action brought by Agent or Lenders relating to any Account, Chattel Paper, Contract, General Intangible, Instrument, Equipment or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, the Borrower shall save, indemnify and keep Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower or other Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Borrower or other Loan Party, all such obligations of the Borrower or other Loan Party shall be and remain enforceable against, and only against, the Borrower or other Loan Party and shall not be enforceable against Agent or Lenders.

                 (b) The Borrower acknowledges and agrees that neither Agent nor any Lender (as of the date hereof) (i) is now or has ever been in control of any of the Real Property or the affairs of the Borrower, any other Loan Party or any Subsidiary thereof, and (ii) has the capacity through the provisions of the Loan Documents to influence the conduct of the Borrower, any other Loan Party or any Subsidiary thereof with respect to the ownership, operation or management of any of the Real Property.

                 SECTION 1.18. Access. Each Loan Party shall at such Person's expense: (a) provide access during normal business hours to Agent and any of its officers, employees, representatives, consultants and agents (who may be accompanied by representatives of any one or more Lenders), as frequently as Agent reasonably determines to be appropriate, upon reasonable advance notice (unless a Default or Event of Default shall have occurred and be continuing, in which event no notice shall be required and there shall be no limitation on the frequency with which, Agent may require such access, and Agent shall have such access at all times (without regard to normal business hours)), to the properties and facilities of such Loan Party; (b) subject to
Section 5.17, permit Agent and any of its officers, employees, representatives, consultants and agents (who may be accompanied by representatives of any one or more Lenders) to inspect, audit and make extracts from all of such Loan Party's records, files and books of account; and (c) permit Agent or any representatives, consultants or agents of Agent (who may be accompanied by representatives of any one or more Lenders) to conduct audits to inspect, review and evaluate the Collateral, and such Loan Party agrees to render to Agent and its representatives, consultants and agents at such Loan Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Each Loan Party shall make available to Agent and upon the occurrence and continuance of a Default or an Event of Default, each Lender and their respective counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local and foreign regulatory agencies, and other instruments and documents which Agent reasonably may request. Each Loan Party shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Loan Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Loan Party. Each Loan Party shall instruct its banking and other financial institutions to make available to Agent such information and records as Agent may reasonably request.

                 SECTION 1.19.    Taxes.

                 (a) Any and all payments by or on behalf of the Borrower or other Loan Party hereunder or under any Revolving Credit Note or other Loan Document, shall be made, in accordance with this Section 1.19, free and clear of and without deduction or withholding for any and all present or future Taxes. If the Borrower or other Loan Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or other Loan Document to Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 1.19) Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or other Loan Party shall make such deductions and withholdings, and (iii) the Borrower or other Loan Party shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable law.

                 (b) In addition, the Borrower and each other Loan Party agree, jointly and severally, to pay any present or future intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Revolving Credit Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or any other matter contemplated by this Agreement (hereinafter referred to as "Other Taxes").

                 (c) The Borrower and each other Loan Party, shall, jointly and severally, indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.19) paid by Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                 (d) Within thirty (30) days after the date of any such payment of Taxes or Other Taxes, the relevant Loan Party shall furnish to Agent or such Lender, at its address referred to in Section 11.9, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Without prejudice to the survival of any other agreement of any Loan Party under this Agreement or any other Loan Document, the agreements and obligations of the Loan Parties contained in this Section
1.19 shall survive the Termination Date.

                 SECTION 1.20.    Additional Costs.

                 (a) Subject to Section 1.6(f), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that it reasonably determines are attributable to the maintenance by such Lender, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or
(ii) implementing after the date hereof any risk-based capital guideline or other capital requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued (or heretofore issued but not required to be complied with as of the date hereof) by any Governmental Authority in respect of such Lender's Revolving Credit Commitment, Revolving Credit Advances or Letter of Credit Obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender to a level below that which such Lender could have achieved but for such law, regulation, interpretation, directive or request); provided, however, that amounts payable under this Section 1.20 shall exclude amounts taken into account in the calculation of the Fixed Rate; provided, further, that in no event shall Borrower be liable for any amounts under this Section 1.20 which were incurred more than 150 days prior to the delivery of the applicable certificate with respect thereto by a Lender.

                 (b) Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 1.20. Determinations and allocations by any Lender for purposes of this Section 1.20 of the effect of any Regulatory Change pursuant to or of capital maintained pursuant to this Section 1.20, on its costs or rate of return of maintaining its Revolving Credit Commitment, Revolving Credit Advances or Letter of Credit Obligations, and of the amounts required to compensate such Lender under this Section 1.20, shall be conclusive and binding absent manifest error or bad faith.

                 SECTION 1.21. Replacement of Lenders. If (a) any Lender defaults in its obligation to make Revolving Credit Advances under Section 1.1 or Section 1.15, (b) any Loan Party becomes obligated to pay additional amounts to any Lender or participant as a result of an event described in Section 1.6(g), Section 1.19 or Section 1.20 as a result of any conditions described in such Sections and payment of such amount is demanded by any Lender or any Person who purchases a participation as set forth in Section 10.2 and as a result thereof, the cost to Borrower of such Lender's Pro Rata share of the Revolving Loan increases (or will increase) over the rate generally being charged by other Lenders, (c) any Lender is not funding or advises any Loan Party that such Lender will not fund Revolving Credit Advances bearing interest at the Fixed Rate as a result of the enactment of a law or regulation or (d) any Lender refuses to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement or the other Loan Documents which changes, waivers, discharges or terminations require the consent of all Lenders and which have been approved by Lenders holding more than eighty percent (80%) of the aggregate of the Revolving Credit Commitments of all Lenders at such time (or, if the Termination Date has occurred, in lieu of the Revolving Credit Commitments, eighty percent (80%) of the sum of the Revolving Credit Loan and Letter of Credit Obligations then outstanding) or (e) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other officer having similar powers, then, if no Default or Event of Default is continuing, either immediately prior to (except as to clause (d) above), or after, giving effect to such event, the Borrower shall have the option to replace such Lender or in the case of a participant, the portion of such Lender's Revolving Credit Advances (and related Revolving Credit Commitment and risk participations) subject to participation in favor of such participant (each (or to the extent of such portion), a "Replaced Lender") with one or more other Lenders or other entities reasonably acceptable to Agent (and in any event, without contravention of the restrictions contained in Section 10.2) (the "Replacement Lender") on 10 Business Days' prior written notice to Agent and the Replaced Lender, which Replacement Lender shall assume the Revolving Credit Commitment (and all risk
participations created under the Credit Agreement) of the Replaced Lender.   As
a condition to replacement, the Replaced Lender shall be entitled to receive in immediately available funds (i) all outstanding principal under the Revolving Credit Loan owing to such Replaced Lender, (ii) the Replaced Lender's ratable share of all accrued and unpaid interest thereon, (iii) the Replaced Lender's ratable share of all accrued and unpaid fees, and (iv) all other Obligations then due and payable to the Replaced Lender, including, without limitation, any amounts payable under Section 1.19 or Section 1.20, as well as a release, in form and substance reasonably satisfactory to the Replaced Lender, from the Borrower and the other Loan Parties with respect to all Claims which have arisen or may thereafter arise under or in connection with the Loan Documents.

                                   ARTICLE 2

                              CONDITIONS PRECEDENT

                 SECTION 2.1. Conditions to the Initial Revolving Credit Advance and the Initial Letter of Credit Obligation. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent or any Lender hereunder, the Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Agent and Lenders shall not be obligated to make any Revolving Credit Advance or to incur any Letter of Credit Obligations or to take, fulfill, or perform any other action hereunder, until the following conditions have been fulfilled to the satisfaction of Agent (and to the extent specified below, of Lenders):

                 (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, the Borrower, the other Loan Parties, Agent and each Lender.

                 (b) Agent and Lenders shall have received such documents, instruments, certificates, opinions and agreements as Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including in any event all documents, instruments, agreements and other materials listed in the Schedule of Closing Documents attached as Annex C hereto, each in form and substance satisfactory to Agent and the Lenders.

                 (c) Agent shall have received evidence satisfactory to Agent that all Indebtedness and other obligations of FoxMeyer and its Subsidiaries under the Existing Credit Agreement and related documents and the Senior Notes and Senior Note Indenture (in each case, as in effect immediately prior to the Closing Date) will be performed and paid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property (including any cash collateral) of FoxMeyer and its Subsidiaries in favor of the lender or lenders thereunder (or agent therefor) shall be terminated and released immediately upon such payment and Agent and such lender or lenders (or agent therefor) shall have entered into an escrow or other agreement in form and substance satisfactory to

Agent providing for the release and termination of all such Liens, termination of the Existing Credit Agreement, Senior Notes and Senior Note Indenture and acknowledgment of payment in full of all outstanding Indebtedness and other obligations under or relating to the Existing Credit Agreement, Senior Notes and Senior Note Indenture.

                 (d) Agent shall have received evidence satisfactory to Agent that the Loan Parties have obtained consents, approvals and acknowledgments of all Persons whose consents, approvals and acknowledgments may be required, including all requisite Governmental Authorities, to the terms and to the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                 (e) Agent shall have received evidence satisfactory to Agent that the insurance policies provided for in Section 3.19 and Annex F are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Agent on behalf of Lenders and in form and substance satisfactory to Agent.

                 (f) All of the borrowing base assets supporting the financial accommodations to be provided hereunder and under the Receivables Funding Agreement on the Closing Date after giving effect to the amount, if any, of the reserves to be established thereunder on the Closing Date (including reserves established in respect of Letter of Credit Obligations, if any) and the initial borrowings or usage thereunder (including, without limitation, borrowings and usage sufficient to satisfy the condition precedent set forth in paragraph (c) of this Section 2.1) shall be sufficient in value, on a pro forma basis after giving effect to the payment of all anticipated closing expenditures, whether or not then paid or billed, as determined by Agent, and without any Material Deterioration of Trade Payables, to provide the Borrower with Borrowing Availability, of not less than $35,000,000.

                 (g) Payment in immediately available funds by the Borrower to Agent for its account and the account of Lenders, as the case may be, of all Fees and costs and expenses of closing (including reasonable fees and expenses of consultants and counsel to Agent presented as of the Closing
Date), against which will be credited certain amounts heretofore paid by FoxMeyer to GE Capital as and to the extent provided in the Commitment Letter and the Fee Letter.

                 (h) No action, proceeding, investigation, audit, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority (i) which could reasonably be expected to have a Material Adverse Effect, or (ii) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby and which, in Agent's reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                 (i) There shall have been (i) no material increase in liabilities, liquidated or contingent, of FoxMeyer or any of its Subsidiaries, or any material decrease in the assets of FoxMeyer or any of its Subsidiaries from that reflected in the February Financial Statements, other than as a result of the Dividend Transaction, (ii) no material adverse change (x) in the business, operations, financial condition or prospects of FoxMeyer, any of its Subsidiaries or any other Loan Party from that reflected in the February Financial Statements, it being understood and agreed that FoxMeyer has disclosed to the Agent and the Lenders that FoxMeyer expects to take a charge to income of approximately $41,000,000 after February 29, 1996 arising from revaluations of inventory, recognition of losses from discontinued operations and taking miscellaneous reserves (the "Charge to Income"), and that the Agent and the Lenders agree that such Charge to Income, in and of itself, shall be deemed not to constitute a material adverse change, or (y) since the date of the February Financial Statements, in the industry in which FoxMeyer, any of its Subsidiaries or any other Loan Party operates or in the Collateral which is intended to be subject to the security interests granted to the Agent and the Lenders as contemplated hereunder and (iii) no change in the loan syndication, financial or capital market conditions generally that has materially impaired, or could reasonably be expected to materially impair, the syndication of the loan facility provided under this Agreement.

                 (j) (w) As of the Closing Date, the Agent shall be satisfied with the cash management systems of FoxMeyer and its Subsidiaries, it being understood that as of May 3, 1996 the Agent was satisfied with the cash management systems of FoxMeyer and its Subsidiaries, provided that the Agent will require the implementation of certain depository accounts in connection with this Agreement as set forth in Annex B hereto and the facility provided under the Receivables Funding Documents. (x) As of the Closing Date, the Agent shall have completed, with results reasonably satisfactory to the Agent, business and legal due diligence including, without limitation, satisfactory review by the Agent's field examiners or attorneys, as applicable, of FoxMeyer's, its Subsidiaries' and the other Loan Party's accounts receivable, assets, inventory, financial controls and records, contracts, real estate, leases, pension funds, environmental compliance, indebtedness, liabilities, capital structure, corporate structure, tax position and a liquidation analysis; it being acknowledged by the Agent that as of May 3, 1996 the Agent has completed (and found satisfactory) all business due diligence which the Agent intends to conduct, other than completion of insurance due diligence and any business due diligence which may be necessitated by the results of its legal due diligence (it being understood that as of May 3, 1996 the Agent had not commenced legal due diligence). (y) As of the Closing Date the Agent shall be reasonably satisfied with all incentive and employment agreements, employee plans, tax and tax sharing agreements and other material contracts of the Parent and its subsidiaries, the structure and tax effects of the contemplated transaction, and all organizational or governing documents and material agreements of the Parent, the Borrower and their respective Affiliates and the other Loan Parties. (z) As of the Closing Date, the Syndication Agent and the Agent shall have had reasonable and continuing access to the facilities, personnel, management and independent public accountants of the Parent and of FoxMeyer and its Subsidiaries, copies of all documents which the Agent or the Syndication Agent shall have required or reasonably requested, including business plans, financial statements (actual and pro forma), books, records, and documents, regardless of by or for whom any of such items have been prepared and any other material which the Agent or the Syndication Agent shall have deemed necessary in connection with the syndication of the loan facility provided under this Agreement, or to monitor, inspect and review the loans and collateral under such loan facility.

                 (k) The Receivable Sellers and the Receivables Funding Subsidiary shall have entered into the Receivables Funding Documents (which documents shall be reasonably satisfactory to Agent) and shall have satisfied all conditions set forth in Section 3.01 of the Receivables Funding Agreement and the Receivables Sale Agreement and the Receivables Funding Documents shall be in full force and effect.

                 (l) Agent and Lenders shall have obtained a pro forma balance sheet of FoxMeyer and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated on the Closing Date under this Agreement and the Receivables Funding Documents in form and substance reasonably satisfactory to the Agent.

                 (m) (i) the Dividend Transaction shall have been consummated concurrently with the making of the initial Revolving Credit Advance, (ii) Harris Wholesale, Inc., a Delaware corporation, shall have been merged with and into FoxMeyer Drug Company, a Kansas corporation with FoxMeyer Drug Company, a Kansas corporation being the surviving corporation, (iii) FoxMeyer Drug Company, a Delaware corporation, shall have been merged with and into FoxMeyer Drug Company, a Kansas corporation with FoxMeyer Drug Company, a Kansas corporation being the surviving corporation, (iv) FMDC Company, a Delaware corporation formed by FoxMeyer Corporation, shall have changed its name to FoxMeyer Drug Company, a Delaware corporation, and (v) FoxMeyer Drug Company, a Kansas corporation shall have merged with and into FoxMeyer Drug Company, a Delaware corporation (formerly known as FMDC Company) with FoxMeyer Drug Company, a Delaware corporation (formerly known as FMDC Company) being the surviving corporation (and the Borrower hereunder) and all fees and taxes due by the constituent corporations in such mergers, or assumable in connection with such mergers, shall have been paid. As of the Closing Date, FMDC Company shall have engaged in no activities, acquired no assets and incurred no liabilities except in connection with the formation of FMDC Company and the foregoing mergers.

                 (n) Agent shall be satisfied that, as of the Closing Date, the Borrower and the Loan Parties and their respective Subsidiaries thereof shall be in compliance with all material agreements and all federal, state and local and foreign laws and regulations including labor and environmental laws and regulations, laws and regulations of or with respect to the Food and Drug Administration ("FDA") and the Drug Enforcement Agency ("DEA") and ERISA, and shall have obtained all waivers, consents, approvals or withholding of objections necessary or appropriate in connection with the transactions contemplated by this Agreement and the facilities provided hereunder.

                 (o) As of the Closing Date, FoxMeyer and the other Loan Parties and their respective Subsidiaries shall have provided to the Agent, to the extent that Agent shall have requested same, copies of all environmental reviews, surveys and audits existing as of the Closing Date, all environmental indemnities and other agreements under which any Loan Party has liability in respect of environmental claims to any Person, as well as other information pertaining to actual or potential environmental claims, all such materials to be reasonably satisfactory to the Agent. Nothing contained in this paragraph
(o) shall be deemed to require FoxMeyer, any Loan Party or any of their respective Subsidiaries to commence or complete any environmental study or audit.

                 (p) Agent shall be satisfied that, as of the Closing Date, the transactions contemplated by this Agreement shall be in compliance with all applicable laws and regulations (including, without limitation, each state in which any Loan Party is located or organized), and there shall be no legal impediment to any of Lenders making loans or other extensions of credit contemplated by this Agreement or any agent functioning as such in any applicable jurisdiction.

                 (q) As of the Closing Date the Agent shall have received landlord's or similar waivers (in form, scope and substance reasonably satisfactory to the Agent) for each location of Inventory of the Borrower which is not owned by a Loan Party such that 50% (by replacement value) of Inventory of the Borrower shall be covered by a landlord's or similar waiver or located in one or more facilities owned by a Loan Party. Each Loan Party, as to any location owned by such Loan Party and as to which Inventory not owned by such Loan Party is, or may in the future be, located, hereby agrees to the terms of Annex I hereto.

                 SECTION 2.2. Further Conditions to Each Revolving Credit Advance and Each Letter of Credit Obligation. It shall be a further condition to the funding of the initial and each subsequent Revolving Credit Advance and the incurrence of the initial and each subsequent Letter of Credit Obligation, if any, that the following statements shall be true on the date of each such funding, advance or incurrence, as the case may be:

                 (a) Each Loan Party's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Revolving Credit Advance is made or any Letter of Credit Obligation, if any, is incurred, as appropriate, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement.

                 (b) No event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligation, as the case may be, which constitutes or would constitute a Default or an Event of Default.

                 (c) After giving effect to any such Revolving Credit Advance or the incurrence of any such Letter of Credit Obligation, as the case may be, the sum of the aggregate principal amount of the Revolving Credit Advances and Letter of Credit Obligations shall not exceed the Borrowing Base or Maximum Revolving Credit Commitment and there shall be no requirement under
Section 1.3(b) to prepay any Revolving Credit Advance or provide Letter of Credit Cash Collateral.

                 (d) There shall not have occurred a Material Adverse Effect which shall not have been waived in writing by Required Lenders or cured.

                 (e)      Each of the Loan Parties shall be Solvent.

The request and acceptance by the Borrower of the proceeds of any Revolving Credit Advance, and the request by the Borrower for the incurrence by Lenders of Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied (except to the extent that any of such conditions are required to be satisfactory to or determined by Agent or any Lender or Required Lenders), and
(ii) a confirmation by the Borrower of the granting and continuance of Agent's and Lenders' Liens pursuant to the Collateral Documents.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                 To induce Agent and Lenders to enter into this Agreement, each Loan Party, jointly and severally, represents and warrants to Agent and Lenders (which representations and warranties shall be made on the Closing Date and made or deemed made at such other times as provided hereunder (including without limitation, each Advance Date and each date of the incurrence by Lenders of Letter of Credit Obligations and on each other date as provided in
Section 2.2), it being understood that representations and warranties made as of a specified date shall only be made (or deemed made or repeated) as of such specified date) that:

                 SECTION 3.1.     Existence; Compliance with Law.  Each Loan
Party: (a) is a corporation or partnership, as appropriate, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for those foreign jurisdictions where the failure to be duly qualified to do business or in good standing could not reasonably be expected to result in a Material Adverse Effect) and is able to bring suit or otherwise enforce its remedies through judicial process against each obligor of each Account; (b) has the requisite corporate or partnership authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (c) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except where the failure to have such licenses, permits, consents or approvals or make such filings or give such notices could not reasonably be expected to result in a Material Adverse Effect); (d) is in compliance with its articles or certificate of incorporation and bylaws or partnership agreement and other organizational documents, as appropriate; and (e) is in compliance with all applicable provisions of law (except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect).

                 SECTION 3.2. Executive Offices; Collateral Locations; Corporate or Other Names. The current locations of the executive office, principal place of business and corporate offices, in each case, of each Loan Party, of all warehouses and premises within which any Collateral is stored or located, and of the locations of all of the records concerning the Collateral are set forth in Schedule 3.2 and, except as set forth in Schedule 3.2, such locations have not changed during the preceding four months. During the prior five years, except as set forth in Schedule 3.2, no Loan Party has been known as or used any corporate, fictitious or trade name. No Collateral is or at any time shall be located at 1601 Wallace, #120, Carrollton, Texas.

                 SECTION 3.3. Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party and the creation by such Loan Party of all Liens provided for herein and therein: (a) are within such Loan Party's corporate or partnership power, as appropriate;
(b) have been duly authorized by all necessary corporate, partnership and shareholder or partner action; (c) are not in contravention of any provision of such Loan Party's articles or certificate of incorporation, bylaws, partnership agreement or other organizational documents; (d) will not violate any law or regulation, or any order or decree of any Governmental Authority; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Parent or any Loan Party or any Subsidiary thereof is a party or by which Parent or any Loan Party or any Subsidiary thereof or any of its property is bound, the breach or termination of which could reasonably be expected to cause a Material Adverse Effect; (f) will not result in the creation or imposition of any Lien upon any Collateral or any material portion of any other property of any Loan Party or any Subsidiary thereof other than those in favor of Agent or Lenders, all pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of the Loan Parties intended to be party thereto and each shall then constitute a legal, valid and binding obligation of such Loan Parties, enforceable against such Loan Parties in accordance with its terms subject, as to enforceability, to bankruptcy, reorganization, insolvency and similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                 SECTION 3.4. Financial Statements and Projections. FoxMeyer has delivered the Financials and Projections identified in Schedule
3.4 (which Projections are attached hereto as Exhibit 3.4), and each of such Financials and Projections complies with the description thereof contained in
Schedule 3.4.

                 SECTION 3.5. Material Adverse Change. As of the Closing Date, no Loan Party has any material obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the unaudited February Financial Statements, except for those which were incurred or entered into in the
ordinary course of such Loan Party's business.   Except as otherwise permitted
hereunder, except for the Dividend Transaction and except as set forth in
Schedule 3.5, no Restricted Payment has been made since March 31, 1995, and no shares of Stock of any Loan Party has been, or is now required to be, redeemed, retired, purchased or otherwise acquired for value by any Loan Party. Except as set forth in Schedule 3.5, since

February 29, 1996, no event (other than the Charge to Income) has occurred which could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 3.6. Ownership of Property; Liens. The real estate listed in Schedule 3.6 constitutes, as of the Closing Date, all of the Real Property owned, leased (other than Real Property leased, as lessee, where the annual rental payments are less than $250,000), or used in each Loan Party's business. Each Loan Party holds (a) good and indefeasible fee simple title to all Real Property described as being owned in Schedule 3.6 or acquired by such Loan Party after the Closing Date, (b) valid leasehold interests in all of such Person's Leases (both as lessor and lessee, sublessee or assignee), and
(c) good and indefeasible title to, or valid leasehold interests in, all other properties and assets reflected on the financial statements of (or which include) such Loan Party. None of the properties and assets of the Loan Parties and their Subsidiaries are subject to any Liens, except Liens permitted by Section 6.7. Except as described in Schedule 3.6, no Loan Party nor, to any Loan Party's knowledge, any other party to any such Lease described in Schedule
3.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease (in each instance with respect to any such Lease where the termination of such Lease could reasonably be expected to have a Material Adverse Effect).

                 SECTION 3.7. Restrictions; No Default; Material Contracts. No contract, lease, agreement or other instrument to which any Loan Party is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in or could reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default and, to each Loan Party's knowledge, no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which any Loan Party is a party, the termination of which or default under which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Each Loan Party is in compliance with (i) all material license agreements to which it is a party or bound by, and (ii) the terms and conditions of its insurance coverage and policies therefor.

                 SECTION 3.8.     Labor Matters.  Except as set forth in
Schedule 3.8, there are no strikes or other labor disputes against any Loan Party that are pending or, to any Loan Party's knowledge, threatened, in any case, which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party. Except as set forth in Schedule 3.8, no Loan Party has any material obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed on Schedule
3.8 has been made available to Agent. There is no material organizing activity involving any Loan Party pending or, to any Loan Party's knowledge, threatened by any labor union or group of employees. Except as set forth in

Schedule 3.14, there are no representation proceedings pending or, to any Loan Party's knowledge, threatened with the National Labor Relations Board or any similar Governmental Authority, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition, and, there are no material complaints or charges against any Loan Party pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual, in any case, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 SECTION 3.9. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. As of the Closing Date, no Loan Party has any Subsidiaries other than those Subsidiaries set forth on Schedule 3.9 and, except as set forth in Schedule 3.9, no Loan Party is engaged in any joint venture or partnership with any other Person or has any equity interest in any other Person. The Stock of each Loan Party owned by each of the stockholders thereof named in Schedule 3.9 constitutes, as of the Closing Date, all of the issued and outstanding Stock of such Persons and all such Stock is duly and validly issued, fully paid and non-assessable. Schedule 3.9 lists, as of the Closing Date, the name of each Subsidiary of FoxMeyer, its jurisdiction of organization, the number of authorized and outstanding shares or interest of Stock of such Subsidiary and the owners of such Stock. Except as set forth in
Schedule 3.9, as of the Closing Date, there are no outstanding rights to purchase stock, options, warrants or similar rights, agreements or plans pursuant to which any Loan Party may be required to issue, sell or purchase any Stock or other equity security. Schedule 3.9 lists all Indebtedness of each Loan Party as of the Closing Date.

                 SECTION 3.10. Government Regulation. No Loan Party nor any Subsidiary thereof (a) is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; (b) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state or foreign statute that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder or under any other Loan Document, and the making of the Revolving Credit Advances and the incurrence of the Letter of Credit Obligations, in each case by Lenders, the application of the proceeds and repayment thereof by the Borrower, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not constitute a violation by any Loan Party or any Subsidiary thereof (or to the knowledge of each Loan Party, by any other Person) of any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                 SECTION 3.11. Margin Regulations. No Loan Party nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Revolving Credit Advance or Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Loan Party nor any Subsidiary thereof will take or permit to be taken any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal Reserve Board.

                 SECTION 3.12. Taxes. All federal tax returns, reports and statements, including information returns (Form 1120-S), and all state, local and foreign tax returns, reports and statements (to the extent, in the case of any such state, local or foreign tax return, report or statement, that the failure to file, or to pay any tax or other amount which should have been reported thereon, could reasonably be expected to have a Material Adverse Effect), required to be filed by any Loan Party or any Subsidiary thereof, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each Loan Party and each Subsidiary thereof has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by each Loan Party and each Subsidiary thereof from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.
Schedule 3.12 sets forth those taxable years for which any of the tax returns of any Loan Party or any Subsidiary thereof are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.12, no Loan Party nor any Subsidiary thereof has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as described in Schedule 3.12, none of the property owned by any Loan Party or any Subsidiary thereof is property which is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). No Loan Party nor any Subsidiary thereof has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. No Loan Party nor any Subsidiary thereof has any obligation under any written tax sharing agreement except as described in Schedule 3.12.

                 SECTION 3.13.    ERISA.

                 (a) Schedule 3.13 lists all Title IV and Multiemployer Plans maintained or contributed to by any Loan Party, any Subsidiary thereof or any ERISA Affiliate and all Retiree Welfare Plans maintained or contributed to by any Loan Party or any subsidiary thereof. IRS determination letters regarding the qualified status under IRC Section 401 of each Qualified Plan have been received as of the dates listed in Schedule 3.13. Each of the Qualified Plans has subsequently been amended to comply with the Tax Reform Act of 1986 and to make other necessary or desirable changes. To the knowledge of each Loan Party, the Qualified Plans as amended continue to qualify under
Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section 501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Qualified Plan so amended will be submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC Section 401(b) remedial amendment period for the Tax Reform Act of 1986; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans. To the knowledge of each Loan Party, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither any Loan Party, any Subsidiary thereof nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by IRC Section 412 or Section 302 of ERISA. Except as set forth on Schedule 3.13, with respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $10,000,000; with respect to Pension Plans, other than Qualified Plans and the unfunded Pension Plans listed in
Schedule 3.13, the present value of the liabilities for current participants thereunder using interest assumptions described in IRC Section 411(a)(ii) does not exceed $5,000,000.

                 (b) Except as set forth in Schedule 3.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062 (e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur which in either case would be material; (iii) there are no pending, or to the knowledge of each Loan Party, any material threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Loan Party, any Subsidiary thereof or any ERISA Affiliate with respect to any Plan; (iv) no Loan Party, Subsidiary thereof or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan; (v) within the last five (5) years no Loan Party, Subsidiary thereof or any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by IRC Section 4980B and at the sole expense of the participant or the beneficiary of the participant); and (vii) each Loan Party, any Subsidiary thereof and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder.

                 SECTION 3.14.    No Litigation.  Except as set forth in
Schedule 3.14, no action, claim or proceeding is now pending or, to the knowledge of each Loan Party, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (a) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which could be reasonably expected to result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings. Except as set forth in Schedule 3.14, no Loan Party is a party to any consent decree.

                 SECTION 3.15. Brokers. No broker or finder acting on behalf of any Loan Party brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents or the transactions contemplated thereby and no Loan Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                 SECTION 3.16. Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth in Schedule 3.16, each Loan Party owns all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with United States Patent and Trademark Office or United States Copyright Office application or registration numbers (or similar information for foreign registration or applications), where applicable, in Schedule 3.16, and will be promptly updated by FoxMeyer to reflect any change therein. Each Loan Party conducts business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 3.16, to each Loan Party's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Loan Party, which infringement or claim could reasonably be expected to have a Material Adverse Effect.

                 SECTION 3.17. Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Financials or any written statement furnished by or on behalf of any Loan Party or any Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. With respect to all business plans and other forecasts and projections (including the Projections) furnished by or on behalf of FoxMeyer or any other Loan Party and made available to Agent or any Lender relating to the financial condition, operations, business, properties or prospects of FoxMeyer or such Loan Party or any Subsidiary thereof all such plans, forecasts and projections (a) are based upon reasonable estimates and assumptions, all of which are fair in light of the conditions existing when prepared, (b) have been prepared on the basis of the assumptions stated therein and (c) reflect the reasonable estimate of the Loan Party submitting such plan, forecast or report of the results of operations and other information projected therein (it being acknowledged that actual results may vary and such variations may be material). With respect to any such forecasts or projections made available to Agent or any Lender after the Closing Date, the foregoing clauses (a), (b) and (c) shall be true and correct in all respects as of the date of such projections or forecasts.

                 SECTION 3.18. Hazardous Materials. Except in the case of routine operations in the ordinary course of business in compliance with applicable permits issued by a Governmental Authority, the Real Property is free of any Hazardous Material, the presence of which, individually or in the aggregate, could reasonably be expected to result in Environmental Liabilities and Costs in excess of $10,000,000. Except as set forth in Schedule 3.18, there are no existing or potential environmental liabilities of any Loan Party or any of its Subsidiaries of which any Loan Party, after due inquiry, has knowledge, which could reasonably be expected to result in Environmental Liabilities and Costs in excess, individually or in the aggregate, of $10,000,000. Except as set forth in Schedule 3.18, no Loan Party nor any of its Subsidiaries has caused or suffered to occur any Release at, under, above or within any Real Property or any other real property which could reasonably be expected to expose such Person to any actual or potential liability in excess, individually or in the aggregate, of $10,000,000. No Loan Party nor any of its Subsidiaries is involved in operations which could reasonably be expected to lead to the imposition of any liability under the Environmental Laws, in excess, individually or in the aggregate, of $10,000,000, or any Lien on it, or any owner of any premises which it occupies, under the Environmental Laws, and no Loan Party nor any of its Subsidiaries has knowingly permitted any tenant or occupant of such premises over which the Loan Party or any of its Subsidiaries has control to engage in any such activity.

                 SECTION 3.19. Insurance Policies. Schedule 3.19 lists all insurance of any nature maintained as of the Closing Date for current occurrences by each Loan Party. Such insurance complies with and shall at all times comply with the standards set forth in Annex F.

                 SECTION 3.20.    Deposit and Disbursement Accounts.  Schedule
3.20 lists all banks and other financial institutions at which any Loan Party maintains deposits and/or other accounts and/or post office lock boxes, which deposit accounts consist solely of a Concentration Account, Disbursement Accounts, Collateral Proceeds Accounts and Operating Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. No Loan Party maintains any deposit account other than those listed on Schedule 3.20.

                 SECTION 3.21. Solvency. As of each date referred to in the first paragraph of this Article 3 (and, as to the Loan Party making and each Loan Party receiving a Permitted Intercompany Loan, on each date on which a Loan Party makes a Permitted Intercompany Loan) each Loan Party is Solvent and will not become not Solvent after giving effect to the transactions contemplated by this Agreement and the Receivables Funding Documents or after giving effect to the making of, or receipt of proceeds from, any Permitted Intercompany Loan.

                 SECTION 3.22. Certain Subsidiaries. No Subsidiary of FoxMeyer which Subsidiary is not a Loan Party has any obligations, Indebtedness, Guaranteed Indebtedness or other liability, contingent or otherwise, for which any Loan Party is or could reasonably be expected to be liable and which is not reflected, footnoted or otherwise disclosed on the audited financial statements dated March 31, 1995.

                                   ARTICLE 4

                      FINANCIAL STATEMENTS AND INFORMATION

                 SECTION 4.1. Reports and Notices. Each Loan Party covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and each Lender the Financial Statements, Projections and notices at the times and in the manner set forth in Annex E.

                 SECTION 4.2. Communication with Accountants. Each Loan Party (for itself and its Subsidiaries) authorizes Agent and each Lender to communicate directly with the independent certified public accountants of such Loan Party and Subsidiary and authorizes those accountants to make available to Agent and each Lender any and all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of such Loan Party and Subsidiary, in each instance, provided that Agent or such Lender shall (i) give FoxMeyer (on behalf of the other Loan Parties and such Subsidiaries) prior notice of each intended communication with such accountants and of each request to have such accountants make available to Agent or such Lender any such financial information and material and (ii) permit a representative of FoxMeyer to be present at any such communication or making available of financial information and material. At or before the Closing Date, FoxMeyer (on behalf of the other Loan Parties and such Subsidiaries) shall deliver a letter (the "Accountant's Letter") addressed to such accountants instructing them to make available to Agent and Lenders such information and records as Agent and Lenders may reasonably request and advising such accountants that Agent and Lenders intend rely on the certified Financials opined on by such accountants. After the Closing Date, if any Loan Party engages the services of accountants for audit purposes other than Deloitte & Touche, LLP, it shall deliver a letter addressed to such accountants containing substantially the same terms and provisions as the Accountant's Letter.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

                 Each Loan Party covenants and agrees that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

                 SECTION 5.1. Maintenance of Existence and Conduct of Business. Such Loan Party shall except as permitted in Sections 5.11 or 6.1,
(a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, as appropriate, and its rights and franchises, except to the extent that the failure to preserve any such rights or franchise could not reasonably be expected to have a Material Adverse Effect; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its material Intellectual Property, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear and casualty and condemnation) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to preserve and protect or make such repairs, replacements and improvements could not reasonably be expected to have a Material Adverse Effect; (d) keep and maintain its Equipment and Fixtures in good operating condition sufficient for the continuation of such Person's business conducted on a basis consistent with past practices and shall provide or arrange for all maintenance and service and all repairs necessary for such purpose, except to the extent that the failure to maintain such Equipment and Fixtures could not reasonably be expected to have a Material Adverse Effect; and (e) transact business only under the names set forth in Schedule 3.2 (unless the relevant Loan Party shall provide Agent with not less than 30 days prior written notice of such Loan Party's use of another name and takes such actions as Agent may reasonably request in connection therewith (including, without limitation, to execute such UCC financing statements as Agent may reasonably request)).

                 SECTION 5.2. Payment of Charges and Claims. Such Loan Party shall pay and discharge in accordance with the terms thereof, (A) all material Charges imposed upon it or its income and profits, or any of its property (real, personal or mixed), and (B) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its property; provided, that such Loan Party shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof (i) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence,
(iii) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (iv) no Lien (x) securing an amount in excess of $10,000,000 or (y) attaching to any Collateral, shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding unless the full amount of such Charge or claim is covered by insurance or a bond satisfactory in all respects to Agent, and (v) such Loan Party shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party.

                 SECTION 5.3. Books and Records. Such Loan Party shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions are made in accordance with GAAP consistently applied.

                 SECTION 5.4. Litigation. Such Loan Party shall notify Agent and each Lender in writing, promptly upon learning thereof, of any litigation, Claim or other action commenced or threatened against such Loan Party, of the institution against any such Person of any suit or administrative proceeding which (a) could reasonably be expected to result in an award against such Loan Party in an amount in excess of $10,000,000 individually or (to the extent litigation, Claims or other actions are related) in the aggregate or (b) could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 5.5.     Insurance.

                 (a) Such Loan Party shall at its sole cost and expense maintain or cause to be maintained with respect to each Loan Party, the policies of insurance in such amounts and as otherwise described in Annex F. Such Loan Party shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property of such Loan Party and the estimated (or actual, if available) amount of such loss or
decline, except as specified otherwise in Annex F.   Such Loan Party (for
itself and the other Loan Parties) irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Person's true and lawful agent and attorney in-fact, effective while any Event of Default is continuing, for the purpose of making, settling and adjusting claims in respect of any loss or destruction of or damage to any Collateral under the "All Risk" policies of insurance, endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds of such claims under such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such claims under "All Risk" policies of insurance. In the event any Loan Party at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent or Lenders, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent or Lenders deem advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by the Loan Parties (which liability is joint and several) to Agent on behalf of Lenders and shall be additional Obligations hereunder secured by the Collateral and bearing interest as provided herein, provided, that if and to the extent the Loan Parties fail to promptly pay any of such sums upon Agent's demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of the Borrower for payment thereof. If any Loan Party thereof receives any proceeds of insurance in respect of any Collateral in respect of the policies required to be maintained under this Agreement while any Event of Default is continuing, such proceeds shall be held in trust by such Person (and such Loan Party shall cause such Person to hold in trust such proceeds) for Agent and, unless Agent otherwise permits, shall be forthwith paid over to Agent for application to the Obligations or to constitute Letter of Credit Cash Collateral, in each case, as Agent shall determine, subject to
Section 1.12 and Section 8.4.

                 (b) Agent and Required Lenders reserve the right at any time, upon Agent's reasonable determination that a material adverse change in the risk profile of any Loan Party has occurred, to require additional forms and limits of insurance to, in Agent's or Required Lenders' sole reasonable opinion exercised in good faith, adequately protect the interests of Agent and Lenders in Collateral. Such Loan Party shall, if so requested by Agent, deliver to Agent, as often as Agent may reasonably request, a report of a reputable insurance broker reasonably satisfactory to Agent with respect to its insurance policies.

                 (c) Upon request of Agent and in any event upon obtaining any such insurance policy, such Loan Party shall deliver to Agent endorsements to all of its and the other Loan Parties' (i) "All Risk" and business interruption insurance naming Agent on behalf of Lenders as loss payee and assignee, and (ii) general liability and other liability policies naming Agent and each Lender as additional insureds.

                 SECTION 5.6. Compliance with Laws. Such Loan Party shall comply with all federal, state, local and foreign laws, permits and regulations applicable to it, including those relating to (or issued by) FDA or DEA, or relating to ERISA or licensing and labor matters (except where the failure to so comply could not be reasonably expected to result in a Material Adverse Effect and could not be reasonably expected to subject such Loan Party to any criminal penalties or any Lender to any civil or criminal penalties) and in any event shall comply with all laws to the extent necessary to enable such Loan Party to maintain the ability to bring suit or otherwise enforce its remedies against all account debtors with respect to such Loan Party's Accounts.

                 SECTION 5.7. Agreements. Such Loan Party shall perform, within all required time periods (after giving effect to any applicable grace periods), all of their respective obligations and enforce all of their respective rights under each agreement, contract, instrument or other document to which any of them is a party (including any leases, licenses and customer contracts to which it is a party) where the failure to so perform and enforce could reasonably be expected to result in a Material Adverse Effect. Such Loan Party shall not terminate or modify any provision of any agreement, contract, instrument or other document to which it is a party which termination or modification could reasonably be expected to result in a Material Adverse Effect. Such Loan Party shall perform and comply with all of its material obligations in respect of Accounts, Chattel Paper, Contracts, Licenses, Instruments, Documents and all other agreements constituting or giving rise to Collateral. Such Loan Party shall take such actions or omit to take such actions so as not to cause a breach of the representations and warranties made hereunder and under the other Loan Documents.

                 SECTION 5.8. Supplemental Disclosure. On the request of Agent or any Lender (in the event that such information is not otherwise delivered by any Loan Party to Agent or Lenders pursuant to this Agreement), and in any event within fifty (50) days after the end of the last Fiscal Month in each Fiscal Quarter, such Loan Party will supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, which supplement shall be included in the certificate delivered pursuant to paragraph 2(c) of Annex E and, so long as such supplement to such Schedule or representation shall not indicate the existence or occurrence of a Default or Event of Default, such supplement shall be deemed an amendment of such Schedule, and, if such supplement would indicate the existence or occurrence of a Default or Event of Default, such supplement shall not be deemed to be an amendment of such Schedule unless expressly consented to in writing by Agent and Required Lenders. Such Loan Party shall, if so requested by Agent or Required Lenders, furnish to Agent and Lenders as often as they reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent or Required Lenders may reasonably request, all in reasonable detail, and such Loan Party shall advise

Agent and Lenders promptly, in reasonable detail, of (a) any Lien, other than as permitted pursuant to Section 6.7, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral, and (c) the occurrence of any other event which could reasonably be expected to result in a Material Adverse Effect upon the Collateral and/or Agent's Lien thereon.

                 SECTION 5.9. Environmental Matters. Such Loan Party shall (and shall cause each of its Subsidiaries to) (a) comply in all material respects with the Environmental Laws and permits applicable to it, (b) notify Agent and each Lender promptly after (x) any officer or director of such Loan Party or Subsidiary or (y) other Person whose duties include environmental compliance by such Loan Party or Subsidiary, becomes aware of any Release upon any Real Property which could reasonably be expected to result in or expose such Loan Party or any of its Subsidiaries to actual or potential liability in excess of $10,000,000, and (c) promptly forward to Agent and each Lender a copy of any order, notice, permit, application, or any communication or report received by such Loan Party or Subsidiary in connection with any such Release or, to the extent such matter could reasonably be expected to result in actual or potential liability to any Loan Party or Subsidiary thereof in excess of $10,000,000, any other matter relating to the Environmental Laws that may affect any Real Property or such Loan Party or Subsidiary. The provisions of this Section 5.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

                 SECTION 5.10. Landlord's Agreements. The Borrower shall use reasonable efforts to deliver or cause to be delivered to Agent, within 90 days following the Closing Date, landlord's waivers (in form, scope and substance reasonably satisfactory to the Agent) for all locations not owned by a Loan Party at which any Inventory of the Borrower is or is intended to be located. With respect to any location (intended as a premises for Inventory to be located) as to which the Borrower enters into a lease or other agreement for use thereof after the Closing Date, unless otherwise agreed to by Agent in writing, the Borrower shall deliver or cause to be delivered to Agent upon creation of such lease or other agreement, a landlord's waiver, substantially in the form of Exhibit H, from the lessor or provider of such leased or used location.

                 SECTION 5.11. Certain Obligations Respecting Subsidiaries. Except as reflected on Schedule 3.9 as in effect on the Closing Date, and except for the Dividend Transaction, such Loan Party shall take such action from time to time as shall be necessary to ensure that each Loan Party is a direct or indirect wholly owned Subsidiary of FoxMeyer or another Loan Party; provided, however, that (x) any wholly-owned direct or indirect Subsidiary of FoxMeyer (other than the Borrower and the Receivables Funding Subsidiary) which is a Loan Party may merge with and into the Borrower or any other Loan Party, so long as, in the case of any such merger involving the Borrower, the Borrower is the surviving entity, and, in any case, after giving effect to such merger
(1) all representations and warranties made by the Loan Parties contained in this Agreement and in the other Loan Documents as of the date originally made and as of the date of such merger shall be true and correct, it being understood that representations and warranties made as of a specified date shall only be made (or deemed made or repeated) as of such specified date and
(2) no

Default or Event of Default shall occur or be continuing, and (y) any wholly-owned Subsidiary of FoxMeyer which is not a Loan Party may merge with and into any other wholly-owned Subsidiary of FoxMeyer other than the Receivables Funding Subsidiary, so long as, in the case of any such merger involving a Loan Party, the Loan Party is the surviving entity, and, in any case, after giving effect to such merger (1) all representations and warranties made by the Loan Parties contained in this Agreement and in the other Loan Documents as of the date originally made and as of the date of such merger shall be true and correct it being understood that representations and warranties made as of a specified date shall only be made (or deemed made or repeated) as of such specified date, and (2) no Default or Event of Default shall occur or be continuing.

                 SECTION 5.12. Application of Proceeds. The Borrower shall use the proceeds of Revolving Credit Advances as provided in Section 1.4.

                 SECTION 5.13. Fiscal Year. FoxMeyer shall maintain as its Fiscal Year the twelve-month period ending on March 31 of each year.

                 SECTION 5.14. Casualty. Such Loan Party shall promptly notify Agent of any loss, damage, or destruction to any Collateral or arising from its use, whether or not covered by insurance; provided that no such notice is necessary with respect to the loss, damage or destruction from a single casualty of any Collateral with a value of less than $10,000,000.

                 SECTION 5.15. Additional Subsidiaries. Promptly upon any Person becoming an Additional Loan Party, such Loan Party shall so notify Agent and Lenders thereof and, unless otherwise agreed to in writing by Agent, shall
(i) cause such Person to become a guarantor under a Guaranty, a party to the Subordination Agreement and a grantor of Liens under the Security Agreement and the Patent, Trademark and Copyright Assignment, all pursuant to documentation in form and substance satisfactory to Agent and cause such Person to execute and deliver such other Collateral Documents as Agent may reasonably require to obtain a Lien on all the assets, now or hereafter existing, of such Person (other than Real Property, Equipment and Fixtures), (ii) cause such Person to enter into a Blocked Account Agreement (executed in each case by the applicable depository bank or other financial institution) and (iii) cause to be executed and delivered to Agent such other documentation as Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified corporate resolutions and other corporate documents of such Person and favorable opinions of independent counsel (acceptable to the Agent) to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope satisfactory to Agent. The foregoing shall not constitute a consent by Agent or any Lender to the creation or acquisition of any Subsidiary.

                 SECTION 5.16.    Further Assurances.       Such Loan Party
shall at the cost and expense of such Loan Party, upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectually the provisions and purposes of this Agreement or any other

Loan Document. Without limitation of the scope of the foregoing, the Loan Parties will prepare, sign and record such documents as may be necessary to effect transfers of property acquired by Borrower pursuant to the merger of FoxMeyer Drug Company, a Kansas corporation with and into Borrower.

                 SECTION 5.17.    Audits, etc.     Such Loan Party shall permit
the Agent and representatives of the Agent (who may be accompanied by representatives of any one or more Lenders) to audit the Inventory, Accounts, books and records of such Loan Party at the expense of the Loan Parties, jointly and severally, and at such time or times during each Fiscal Year as the Agent may reasonably specify; provided, however, unless a Default or Event of Default is continuing, such Loan Party shall not be obligated to pay for more than two such audits in any Fiscal Year.

                 SECTION 5.18. Amendment to Tax Sharing Agreement On or before June 30, 1996, the Loan Parties shall amend or cause the Tax Sharing Agreement to be amended as provided in Schedule 5.18.

                                   ARTICLE 6

                               NEGATIVE COVENANTS

                 Each Loan Party covenants and agrees that, without the Required Lenders' prior written consent, from and after the date hereof and until the Termination Date:

                 SECTION 6.1. Mergers, Subsidiaries, Etc. Such Loan Party shall not directly or indirectly, by operation of law or otherwise, merge with, consolidate (other than consolidation for tax reporting purposes) with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or, except for the creation of the Receivables Funding Subsidiary, form or acquire any Subsidiary, other than:

                 (a) mergers permitted in clauses (x) and (y) of the proviso to Section 5.11;

                 (b) any Loan Party (other than the Receivables Funding Subsidiary, the Borrower or FoxMeyer) and any Subsidiary of FoxMeyer which is not a Loan Party, may be liquidated or dissolved if in connection therewith all of its assets are transferred to the Borrower or any other Loan Party;

                 (c) each Loan Party may lease, as lessee, real or personal property in the ordinary course of business;

                 (d) any Loan Party may lease or acquire assets in the ordinary course of business from any other Loan Party, other than (x) the acquisition from the Borrower of Collateral or (y) except for Permitted Intercompany Loans or as permitted pursuant to Section 6.2(j), the acquisition of Cash or Cash Equivalents;

                 (e) any Loan Party may acquire substantially all of the assets of any Person or 100% of all classes of capital stock of any Person or any assets of any Person not in the ordinary course of business, so long as, in any such case (v) after giving effect to the consummation of such acquisition, the Borrowing Availability shall not be less than $10,000,000, (w) both immediately prior to, and after giving effect to, any such acquisition, no Default or Event of Default would exist (including, without limitation, any breach of any covenant contained in Annex H hereto, assuming for this purpose that the assets or stock so acquired had been, on a pro forma basis, included in the consolidated financial statements of FoxMeyer delivered for the Fiscal Quarter most recently ended) and all representations and warranties of the Loan Parties shall be true and correct (it being understood that representations and warranties made as of a specified date shall only be made (or deemed made or repeated) as of such specified date), (x) Agent shall be reasonably satisfied with all documentation in connection with such acquisition including, without limitation, terms of all documents evidencing, governing or creating indebtedness or Liens assumed, incurred or otherwise constituting consideration for such acquisition, and (y) the total consideration for such acquisition (including, without limitation, Indebtedness and other liabilities and Liens assumed or attaching to purchased assets, and Indebtedness (on terms and pursuant to documentation reasonably acceptable to Agent) issued to the seller of such stock or assets in connection with such acquisition), when added to the total consideration for all prior acquisitions made on or after the Closing Date under this paragraph (e), shall not exceed $50,000,000 and (z) Agent and Lenders shall have received not less than thirty
(30) days' prior written notice of such acquisition.

                 SECTION 6.2. Investments. Such Loan Party shall not directly or indirectly, make or maintain any Investment except:

                 (a)      as otherwise permitted by any of Sections 6.1, 6.3,
6.4 or 6.6;

                 (b) Investments outstanding on the Closing Date, and listed in Schedule 6.2, and extensions, renewals, modifications or restatements or replacements thereof, provided, however, that no such extension, renewal, modification or restatement shall (i) increase the amount of the Investment from that outstanding on the Closing Date, (ii) adversely affect the interest of Lenders or Agent with respect to such original Investment or the interest of Lenders or Agent under this Agreement or any other Loan Document in any respect;

                 (c)      cash and Cash Equivalents; provided, however, that
(i) the aggregate amount of cash and Cash Equivalents of the Loan Parties shall not exceed any limit set forth in Annex B at any time, and (ii) all cash and Cash Equivalents of the Loan Parties and all claims in respect thereof shall be pledged to Agent pursuant to Blocked Account Agreements or pledge agreements in form and substance satisfactory to Agent whereby Agent shall obtain a first priority perfected Lien in such cash, Cash Equivalents and claims;

                 (d) capital contributions by the Borrower to the Receivables Funding Subsidiary of Accounts created by the Borrower pursuant to and as contemplated by the Receivables Sale Agreement so long as no Termination Event (as defined in the Receivables Funding Agreement) is continuing;

                 (e)      Permitted Intercompany Loans;

                 (f) the creation (or, in accordance with and subject to the terms of the Receivables Funding Documents, the acquisition) of accounts receivable or notes receivable (which have been, to the extent requested by Agent, delivered in pledge to Agent (duly endorsed) in accordance with the Security Agreement), otherwise permitted hereunder in the ordinary course of business (other than those described in paragraph (i) or paragraph (k) of this Section 6.2) and payable or dischargeable in accordance with customary terms;

                 (g) subject to Section 6.3(g), interest rate protection and currency hedge agreements;

                 (h) promissory notes and similar non-cash consideration received by any Loan Party in connection with a disposition permitted by
Section 6.8(c), (d), (e) or (h) (which have been, to the extent requested by Agent, delivered in pledge to Agent (duly endorsed) in accordance with the Security Agreement);

                 (i) debt or equity instruments (which have been, to the extent requested by Agent, delivered in pledge to Agent (duly endorsed) in accordance with the Security Agreement) (other than those described in paragraph (f) or paragraph (k) of this Section 6.2) and which were received by any Loan Party (x) in connection with any state or federal bankruptcy or reorganization proceeding of any supplier or customer and (y) in settlement of delinquent obligations of or in settlement of disputes with, any customer or supplier;

                 (j) equity contributions to the Loan Parties, in an aggregate amount, from and after the Closing Date, not exceeding $1,000,000;

                 (k) Permitted Customer Advances and any other debt or equity instrument (which have been, to the extent requested by Agent, delivered in pledge to Agent (duly endorsed) in accordance with the Security Agreement) (other than those described in paragraph (f) or paragraph (i) of this Section 6.2) and which was received from any customer or supplier, in each case, in the ordinary course of business, so long as, the aggregate amount of all Investments made by all Loan Parties under this paragraph (k) shall not exceed $30,000,000 outstanding (as required in accordance with GAAP to be indicated on the financial records of the applicable Loan Party or its direct or indirect parent) at any time; and

                 (l)      in addition to Investments permitted under paragraphs
(a) through (k) of this Section 6.2, Investments made from and after the Closing Date not exceeding $500,000 in the aggregate.

                 SECTION 6.3. Indebtedness. Such Loan Party shall not create, incur, assume or permit to exist any Indebtedness, except:

                 (a)      the Obligations;

                 (b)      Deferred Taxes;

                 (c) secured Indebtedness (including Capital Leases) permitted under clause (d) of Section 6.7 (and refinancings of such Indebtedness permitted by such clause (d));

                 (d) Indebtedness incurred by the Receivables Funding Subsidiary under the Receivables Funding Agreement and Indebtedness of the Borrower to the Receivables Funding Subsidiary representing loans by the Receivables Funding Subsidiary to the Borrower as provided in the Receivables Sale Agreement;

                 (e) Indebtedness which constitutes Guaranteed Indebtedness permitted under Section 6.6;

                 (f) other Indebtedness outstanding on the Closing Date as set forth in Schedule 3.9, and extensions, renewals or replacements thereof; provided, however, that no such extension, renewal or replacement shall (i) amend or modify any subordination provision, if any, contained in or pertaining to the original Indebtedness, (ii) increase the amount of such Indebtedness, or result in Indebtedness being secured by additional collateral, (iii) make any modification which is materially more onerous or restrictive to any Loan Party than that contained in the original Indebtedness or (iv) be otherwise not reasonably acceptable to Agent;

                 (g) Indebtedness (as determined at any time in accordance with GAAP) outstanding at any time in connection with interest rate protection and currency hedge agreements entered into from time to time, in each case, as approved by Agent;

                 (h) other Indebtedness of the Loan Parties not exceeding $500,000 in aggregate principal amount outstanding at any time;

                 (i) Indebtedness in respect of Permitted Intercompany Loans incurred by any Loan Party;

                 (j) Indebtedness in respect of principal or notional principal in connection with Permitted SL Transactions, not to exceed, together with the aggregate amount of all basic rent payments (excluding any imputed interest component thereunder) under operating or synthetic leases included in Permitted SL Transactions, $50,000,000 in the aggregate;

                 (k) Indebtedness constituting consideration for, or issued in accordance with Section 6.1(e) in connection with, an acquisition permitted under Section 6.1(e); and

                 (l) Indebtedness under Capital Leases (on terms reasonably acceptable to Agent) arising from leasebacks of Equipment sold in any one or more IS Sales.

                 SECTION 6.4. Affiliate and Employee Loans and Transactions; Compensation. Such Loan Party shall not enter into any lending, borrowing or other commercial transaction with, or transfer any cash or other assets to, any of its Subsidiaries, Affiliates, officers, directors, shareholders or employees, including payment of any management, consulting, advisory or similar fee; provided, that:

                 (a) the Receivables Sellers and the Receivables Funding Subsidiary may enter into and perform the Receivables Funding Documents; provided that sales, transfers, capital contributions and other dispositions by any Receivables Seller to the Receivables Funding Subsidiary of Accounts as therein contemplated shall only be permitted so long as no Termination Event (as defined in the Receivables Funding Agreement) is continuing;

                 (b) any Loan Party may make loans and advances to its officers and employees in the ordinary course of business, provided that the aggregate outstanding principal amount of all such loans and advances made by all Loan Parties shall not exceed $500,000 at any time;

                 (c) any Loan Party may enter into transactions (other than intercompany loans, except Permitted Intercompany Loans) with other Loan Parties and their Affiliates (other than Subsidiaries of FoxMeyer which are not Loan Parties) on arms' length terms no less favorable to such Loan Party than terms which could be obtained from an independent third party;

                 (d) the transactions listed on Schedule 6.4 existing or outstanding as of the Closing Date and any renewals thereof on substantially the same terms or as approved by the Agent in its reasonable discretion;

                 (e)      each Loan Party may make Permitted Intercompany
Loans;

                 (f) the Loan Parties may enter into any transaction which is specifically permitted (including by way of exception) under this Agreement;

                 (g) the Borrower may sell Inventory to Phar-Mor, Inc. and to Ben Franklin Retail Stores, Inc. in the ordinary course of business;

                 (h) each Loan Party may pay customary fees and reimburse expenses of directors of such Loan Party;

                 (i) the Loan Parties may be parties to the Management Agreement and Tax Sharing Agreement and make payments required thereunder; and

                 (j) the Loan Parties may enter into and make payments of Compensation as required by (i) employment agreements with officers and employees and (ii) consulting agreements with directors, in each case, in the ordinary course of business.


                 SECTION 6.5. Capital Structure and Business. Except as permitted under Section 5.1, such Loan Party shall not:

                 (a) make any changes in its business objectives, purposes or operations which could reasonably be expected to adversely affect the repayment of the Obligations or result in a Material Adverse Effect;

                 (b) make any change in its capital structure as described in Schedule 3.9 (including the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock) other than (i) to qualify directors to the extent required by applicable law, and (ii) any other changes in the capital structure pursuant to a transaction which is specifically permitted (including by way of an exception) under this Agreement;

                 (c) amend its articles of incorporation, charter, bylaws or other organizational documents, in each case, upon not less than ten (10) days' prior written notice to Agent and so long as, (x) in the reasonable judgment of Agent, such amendment does not in any way adversely affect the interest of Lenders or Agent or (y) such amendment is solely for the purpose of effecting any action which is specifically permitted under this Agreement;

                 (d) engage in any business other than the business currently engaged in by such Person or sales or distribution of similar products or services.

                 SECTION 6.6. Guaranteed Indebtedness. Such Loan Party shall not incur any Guaranteed Indebtedness except:

                 (a) by endorsement of instruments or items of payment for deposit to the general account of such Person;

                 (b) for performance bonds, indemnities and guaranties (other than of Indebtedness) entered into in the ordinary course of business consistent with past practices; or

                 (c) for any Guaranties by Loan Parties of all or any portion of the Obligations;

                 (d) agreements entered into by the Borrower in the ordinary course of business with any Person to repurchase at a discount (that is, at a price lower than that sold by the Borrower to such Person) Inventory sold to such Person by the Borrower, so long as the aggregate liability of the Borrower under all such agreements does not exceed $5,000,000 at any time;

                 (e) Guaranteed Indebtedness of the Loan Parties as the guarantor of another Loan Party as the lessee under any lease (including in connection with any Permitted SL Transaction) , so long as such lease is permitted under this Agreement;

                 (f)      guaranties of Indebtedness permitted pursuant to
Section 6.3(f) and extensions, renewals or replacements thereof; provided, however, that no such extension, renewal or replacement shall (i) amend or modify any subordination provision, if any, contained in or pertaining to the original Indebtedness, (ii) increase the amount of such Indebtedness, or result in such Indebtedness being secured by additional collateral, (iii) make any modification which is materially more onerous or restrictive to any Loan Party than that contained in the original Indebtedness, or (iv) be otherwise not reasonably acceptable to Agent;

                 (g) indemnities (i) in favor of title companies issuing title insurance policies to any Loan Party, (ii) contained in the Receivables Funding Documents or (iii) in favor of officers or directors contained in the corporate charter or bylaws of any Loan Party; and

                 (h) Guaranteed Indebtedness constituting Permitted Customer Advances permitted under Section 6.2(k).

                 SECTION 6.7. Liens. Such Loan Party shall not create or permit to exist any Lien on any of its properties or assets except for:

                 (a) presently existing or hereafter created Liens in favor of Agent or Lenders to secure the Obligations (including to secure the obligations of any Guarantor under any Guaranty);

                 (b) Liens set forth in Schedule 6.7 existing on the Closing Date, but not any increase in the amount secured by any such Liens or the coverage thereof to other property or assets;

                 (c)      Permitted Encumbrances;

                 (d) (i) Capital Leases (including, without limitation, in connection with any Permitted SL Transaction) and purchase money mortgages or other purchase money Liens granted after the date hereof upon any fixed or capital assets hereafter acquired, so long as (w) any such Lien does not extend to or cover any other asset of any Loan Party, (x) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital Lease) only, (y) the principal amount secured by each such Lien does not exceed the unpaid purchase price for such asset, and (z) the aggregate amount of Indebtedness secured by such Liens and Capital Leases shall not at any time exceed (together with the Indebtedness secured by any Liens and Capital Leases outstanding at any time permitted under clause (b) above and any Indebtedness permitted below in this clause (d) to refinance such Indebtedness) $50,000,000 (excluding Indebtedness in connection with Permitted SL Transactions), and (ii) Liens to secure any refinancing of the Indebtedness permitted under this clause (d) and under clause (b) above so long as (x) the Indebtedness refinancing such Indebtedness does not exceed the outstanding principal amount of the Indebtedness being refinanced, (y) the Lien securing such new Indebtedness secures only such Indebtedness and without the prior written consent of Agent does not extend to or cover any asset other than the asset secured by the refinanced Indebtedness and in any event does not extend to any Collateral, and (z) the terms of any such refinancing are otherwise reasonably acceptable to Agent;

                 (e) in the case of the Receivables Funding Subsidiary, the Borrower and each other Loan Party which is an "Originator" (under and as defined in the Receivables Transfer Agreement), Liens created under or pursuant to the Receivables Funding Documents;

                 (f) Liens on assets acquired in accordance with this Agreement, (including, without limitation, in accordance with Section 6.1(e)), to the extent such Liens do not extend to Collateral;

                 (g) Liens granted on assets covered by a Permitted SL Transaction; and

                 (h) Liens not otherwise permitted under this Agreement or the Loan Documents which do not attach to Collateral and which secure obligations not exceeding $500,000 in the aggregate outstanding at any time.

                 SECTION 6.8. Sale of Assets. Such Loan Party shall not sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including, without limitation, any Collateral; provided, that the foregoing shall not prohibit:

                 (a) (i) the sale or other transfer by the Receivables Seller of its Accounts to the Receivables Funding Subsidiary pursuant to and in accordance with the Receivables Sale Agreement; provided, that no such sales or transfers shall be permitted from and after the occurrence of the Facility Termination Date (as defined in the Receivables Funding Agreement) or from and after the time, if any, that (x) the Obligations shall have become immediately due and payable and (y) Agent shall have delivered written notice thereof to the "Operating Agent," "Receivables Purchaser," and "Receivables Collateral Agent" (as such terms are defined in the Intercreditor Agreement), (ii) the sale by the Receivables Funding Subsidiary to Redwood of such Accounts in accordance with the Receivable Funding Documents and (iii) the sale by the Receivables Funding Subsidiary of Accounts to any Receivables Seller if required by the Receivables Sale Agreement;

                 (b) the sale or consignment of Inventory in the ordinary course of business; and

                 (c) the sale or disposition of any Equipment or Real Property which, in each instance, has become no longer useful, obsolete or surplus to the business of any Loan Party or any Subsidiary thereof or the sale or disposition of any Equipment in connection with the purchase of upgraded Equipment of like nature;

                 (d) licenses or sublicenses by the Loan Parties of Intellectual Property in the ordinary course of business and which do not materially interfere with business of any of the Loan Parties;

                 (e) transfers of condemned property to the governmental authority or agency which condemned same (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the insurer or its designee as part of an insurance settlement with respect to such casualty; and

                 (f)      transfers of assets permitted by Section 6.1 and
Section 6.2.

                 (g) Leases or subleases by the Loan Parties, as lessor or sublessor, in the ordinary course of business;

                 (h) bulk sales of Inventory other than in the ordinary course of business for fair market value and with a cash payment of not less than 20% of the purchase price therefor, provided that all such sales of Inventory under this Section 6.8(h) shall not exceed $30,000,000 in the aggregate; and provided further that the Borrower shall deliver to the Agent a Borrowing Base Certificate in connection with any such sale illustrating the Borrowing Base after giving effect to such sale;

                 (i)      the IS Sale;

                 (j) the sale or disposition of any Equipment or Real Property of the Loan Parties in connection with the consolidation or relocation of distribution centers to enhance efficiency and meet the demand for capacity;

                 (k) the sale of stock of the Borrower in connection with a equity offering not in violation of this Agreement; and

                 (l) the sale of assets in connection with the creation of, and subject to, a Permitted SL Transaction.

                 SECTION 6.9. Material Contracts. Such Loan Party shall not cancel or terminate any Material Contract or amend or otherwise modify any Material Contract, waive any default or breach under any Material Contract, or take any other action in connection with any Material Contract that, with respect to any of the foregoing, could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 6.10. ERISA. Neither any Loan Party nor any Subsidiary thereof nor any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Title IV Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Title IV Plan other than a Multi-employer Plan and in Section 4211 of ERISA in the case of a Multi-employer Plan, in any case, which could reasonably be expected to have a Material Adverse Effect. Additionally, neither any Loan Party nor any Subsidiary thereof nor any ERISA Affiliate shall: (a) permit or suffer any condition set forth in Section 3.13 to cease to be met and satisfied at any time; (b) terminate any Title IV Plan where such termination could reasonably be expected to have a Material Adverse Effect; (c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Title IV Plan; (d) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multi-employer Plan that would cause such Loan Party or ERISA Affiliate to incur withdrawal liability which could reasonably be expected to have a Material Adverse Effect; or (e) at any time fail to provide Agent and any Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Agent or any Lender.

                 SECTION 6.11. Financial Covenants. Such Loan Party shall not breach or fail to comply with any of the financial covenants set forth in Annex H, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder).

                 SECTION 6.12. Cancellation or Prepayment of Indebtedness. Such Loan Party shall not (except as to Indebtedness existing on the Closing Date and listed on Schedule 3.9 hereof) cancel any claim or Indebtedness owing to it, except for reasonable consideration and in the ordinary course of its business, or voluntarily prepay, redeem, defease or repurchase any Indebtedness (other than the Obligations), except as otherwise permitted by the Subordination Agreement.

                 SECTION 6.13. Restricted Payments. Such Loan Party shall not make any Restricted Payment to any Person, except that:

                 (a) each Loan Party may declare and pay dividends on its Stock payable solely in the same class of Stock of such Person;

                 (b) any Subsidiary of FoxMeyer may declare and pay dividends or return capital or make any other distribution on its Stock, in each instance, solely to FoxMeyer or any other Loan Party; and

                 (c) FoxMeyer may declare and pay dividends (in addition to dividends permitted under paragraph (a) of this Section 6.13) not exceeding $15,000,000 in any Fiscal Year so long as (i) as of the date of payment of any such dividend by FoxMeyer to Parent (x) there shall be continuing, and there shall occur as a result of such payment, no Default or Event of Default, and
(y) immediately prior to and after giving effect to the payment of such dividend, FoxMeyer shall be Solvent, (ii) the amount of such dividends paid in any Fiscal Year shall not exceed an amount equal to fifty per cent (50%) of the net income of FoxMeyer and its Subsidiaries on a consolidated basis for the immediately preceding Fiscal Year as reported in the audited financial statements of FoxMeyer delivered pursuant to Section 4.1, and (iii) no such dividend paid in any Fiscal Year shall be paid prior to the delivery to Agent and Lenders of the audited financial statements of FoxMeyer and its Subsidiaries (and accompanying certificates and other documents) in accordance with Section 4.1 for such immediately preceding Fiscal Year;

                 (d) so long as no Default or Event of Default is continuing, each Loan Party may, pursuant to the terms of the Management Agreement, reimburse Parent for out-of-pocket expenditures made by Parent for the benefit of, and reasonably allocated to, such Loan Party so long as such reimbursements do not exceed $2,000,000 in the aggregate in any Fiscal Year;

                 (e) so long as no Default or Event of Default is continuing, FoxMeyer may, pursuant to the terms of the Management Agreement, pay third party costs for the benefit of Parent in an amount not exceeding $1,000,000 which has remained unreimbursed by Parent at any time;

                 (f) each Loan Party being a party thereto may make payments required under the terms of the Tax Sharing Agreement so long as at the time of any such payment no Default or Event of Default exists and no Default or Event of Default would occur after giving effect to such payment; provided, however, that whether or not a Default or Event of Default is continuing each Loan Party being a party thereto may make payments required under the terms of the Tax Sharing Agreement to the extent such payments will be substantially concurrently owed by Parent to make payments of taxes to appropriate Governmental Authorities which are due and payable.

                 (g) Parent and its Subsidiaries may consummate the Dividend Transaction; and

                 (h) each Loan Party may enter into and consummate transactions permitted for such Loan Party under Sections 6.1(a), 6.1(b), 6.1(d) and 6.3(i).

                 SECTION 6.14. Bank Accounts. Such Loan Party shall not maintain any deposit, operating or other bank accounts except for those accounts identified in Schedule 3.20.

                 SECTION 6.15. No Speculative Transactions. Except as permitted by Section 6.2(g) and Section 6.3(g), such Loan Party shall not engage in any transaction involving interest rate or commodity options or futures contracts, derivatives, currency options or futures contracts or any similar speculative transactions.

                 SECTION 6.16. Margin Regulations. The Borrower shall not, directly or indirectly, use the proceeds of any Revolving Credit Advance or Letter of Credit to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                 SECTION 6.17. Limitation on Negative Pledge Clauses, Etc. Such Loan Party shall not, directly or indirectly, after the date of this Agreement (i) enter into any agreement with any Person which prohibits or limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the agreements with Agent or Lenders pursuant to a Loan Document (and other than pursuant to the terms of any purchase money Indebtedness, Capital Leases or in documents evidencing a Permitted SL Transaction, in each case, to the extent permitted hereunder relating solely to the asset financed thereunder), (ii) enter into any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens (other than the Loan Documents and pursuant to the terms of any purchase money Indebtedness, Capital Leases or in documents evidencing a Permitted SL Transaction, in each case, to the extent permitted hereunder relating solely to the asset in question), the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of any property or assets, and other than (i) under applicable law, (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Loan Party, (iii) customary provisions restricting assignment of any licensing agreement entered into by any Loan Party, and (iv) as contained in the Receivables Funding Documents.

                 SECTION 6.18. Accounting Changes. Such Loan Party shall not make any significant change in accounting treatment and reporting practices except for changes concurred in by such Person's independent public accountants.

                 SECTION 6.19. Amendments and Modifications to Debt Documents. Such Loan Party shall not directly or indirectly, amend, modify, supplement, waive compliance with, grant a waiver under, or assent to noncompliance with: (i) any instrument, document or agreement evidencing, creating, guaranteeing or governing Indebtedness (including, without limitation, the documents entered into in connection with any Permitted SL Transaction) or Guaranteed Indebtedness in excess of $2,000,000 permitted under
Section 6.3 or 6.6 or entered into in connection therewith, except as permitted under Section 6.3(f), Section 6.6(f) or the definition of "Permitted SL Transaction", (ii) any documents governing Permitted Intercompany Loans, (iii) except for the amendment required by Section 5.18, the Tax Sharing Agreement or
(iv) the Management Agreement except to the extent any such amendment, modification, supplement or waiver of or under the Management Agreement does not result in any Loan Party being required to pay any amount which it was not theretofore obligated to pay or results in any amount payable by the Loan Parties under the Management Agreement as in effect immediately prior to such amendment, modification, waiver or supplement being increased.

                 SECTION 6.20. Activities of Certain Subsidiaries. Each Loan Party shall cause each of its Subsidiaries (other than other Loan Parties) and the Borrower shall cause the Receivables Funding Subsidiary, from and after the date that all Purchaser Claims (as defined in the Intercreditor Agreement as in effect on the Closing Date) are paid and satisfied in full in cash, not to (i) engage in any business or other activity or enter into or consummate any transaction or agreement, (ii) incur any liabilities, obligations or Indebtedness, other than those incurred solely as a result of being included in the consolidated group of Parent or FoxMeyer, or (iii) acquire any assets; provided, however, that this Section 6.20 shall not prohibit any such Subsidiary from (or any Loan Party from permitting any such Subsidiary from) subject to Section 6.1, (x) liquidating, (y) merging with any other such Subsidiary or with a Loan Party or (z) transferring any or all of its assets to any other such Subsidiary or to any Loan Party.


                                   ARTICLE 7

                                      TERM

                 SECTION 7.1. Duration. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date. On the Commitment Termination Date, the Revolving Credit Commitments shall terminate and the Revolving Credit Loan and all other Obligations shall immediately become due and payable in full, in immediately available funds in Dollars.

                 SECTION 7.2. Survival of Obligations. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of the Borrower or any other Loan Party, or the rights of Agent or any Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or any other Loan Party, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in immediately available funds in Dollars in accordance with the terms of the agreements creating such Obligations; provided, however, that for the purposes of this sentence, the provision of Letter of Credit Cash Collateral as required on the Commitment Termination Date under Annex G shall constitute payment in full in immediately available funds of any Letter of Credit Obligations outstanding on such date.

                                   ARTICLE 8

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                 SECTION 8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                 (a) The Borrower or any other Loan Party shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest on, or Fees in respect of, the Revolving Credit Loan, to provide Letter of Credit Cash Collateral or to make reimbursement in respect of Letter of Credit Obligations, and, in the case of such failure to make payment of principal on the Revolving Credit Loan, reimbursement for payments of Letter of Credit Obligations or provision of Letter of Credit Cash Collateral, such failure shall continue unremedied until 5:00 p.m. (New York time) on the first Business Day which follows the day on which such failure occurs (it being understood that any failure referred to in this paragraph to make any other payment shall be an Event of Default immediately upon such failure without notice or grace of any kind).

                 (b) The Borrower or any other Loan Party shall fail or neglect to perform, keep or observe any of the provisions of Section 1.9,
Section 4.1, Section 5.1(a) (as it relates to corporate existence), Section 5.5(a) or Article 6, including any of the provisions set forth in Annex B, Annex E, Annex F or Annex H.

                 (c) The Borrower or any other Loan Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement or of any of the other Loan Documents (other than any such term or provision referred to in paragraph (a) or (b) above), and the same shall remain unremedied (if capable of being remedied) for a period ending on the first to occur of thirty (30) days after FoxMeyer shall receive written notice of any such failure or neglect from Agent or any Lender or thirty (30) days after the Borrower, any other Loan Party shall become aware thereof.

                 (d) (x) A default shall occur and be continuing under any other agreement, document or instrument to which any Loan Party is a party or by which any such Person or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Person in an aggregate amount exceeding $5,000,000 or (ii) permits any holder of such Indebtedness or a trustee or agent to cause such Indebtedness, or a portion thereof, in an aggregate amount exceeding $5,000,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or (y) any such default under clause (x) above (whether or not continuing) causes or results in such Indebtedness, or a portion thereof, in an aggregate amount exceeding $5,000,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

                 (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Agent or any Lender by any Loan Party shall be untrue or incorrect in any respect as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).

                 (f) Any of the material assets of any Loan Party or any other Collateral shall be attached, seized, levied upon or subjected to a writ, execution, distress warrant or similar process, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Loan Party and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person shall apply for the appointment of a receiver, trustee or custodian for any Loan Party's assets or any other Collateral and such appointment shall remain unstayed or undismissed for sixty (60) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

                 (g) A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of any Loan Party and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                 (h) Any Loan Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of any Loan Party's properties,

(iii) shall fail generally to pay its debts as such debts become due, or (iv) shall take any corporate action in furtherance of any such action.

                 (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) shall be rendered against any Loan Party for the payment of money in excess of $10,000,000 in the aggregate for all such judgments against the Loan Parties unless the same shall be vacated, stayed, bonded, paid, covered by insurance or an indemnity (from a credit worthy Person to the extent such Person has not denied coverage therefor) or discharged within a period of thirty (30) days from the date of such respective judgment.

                 (j) There shall occur any Material Adverse Effect which shall not have been waived in writing by Required Lenders or cured within thirty (30) days of notice thereof from Agent or the Required Lenders to FoxMeyer.

                 (k) Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any Loan Party or other party thereto shall so state in writing; or, except as otherwise specifically permitted under this Agreement, any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority in Collateral purported to be covered thereby (subject only to Liens permitted hereby).

                 (l)      There shall occur a Change in Control.

                 (m) Without limiting the effect of Section 1.3(e) above, there shall occur the "Facility Termination Date" under and as defined in the Receivables Funding Agreement.

                 (n) An event or condition specified in Section 6.10 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party, any Subsidiary or any ERISA Affiliate shall incur or in the opinion of Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing), and any such occurrence individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (o) Any state, federal or local license, permit or other authorization of any Loan Party to sell, possess or distribute any prescription medication, controlled substance or other pharmaceutical shall expire without renewal, shall become conditional, or shall be revoked, discontinued, suspended, terminated, not renewed, canceled, abandoned or surrendered and any such occurrence, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 SECTION 8.2. Remedies. If any Event of Default shall have occurred and be continuing (and without limitation of the effect of the occurrence of a Selected Event of Default), to the extent Agent or Required Lenders has elected by written notice to Borrower to impose such rate, the rate of interest applicable to the Revolving Credit Loan, the Letter of Credit Obligations and interest and other Obligations shall be increased to or charged at, as appropriate, effective as of the date of the occurrence of such Event of Default, the Default Rate as provided in Section 1.6(e). If any Event of Default shall have occurred and be continuing, Agent may, or if requested by the Required Lenders, shall, without notice, take any one or more of the following actions: (a) terminate the Revolving Credit Commitments, whereupon Lenders' obligation to make further Revolving Credit Advances and to incur Letter of Credit Obligations shall terminate; (b) declare all or any portion of the Obligations to be forthwith due and payable, including the Revolving Credit Loan and any contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable;
(c) require that the Borrower immediately provide Letter of Credit Cash Collateral in an amount equal to all Letter of Credit Obligations in accordance with the terms of Annex G; or (d) exercise any rights and remedies provided to Agent or Lenders under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Section 8.1 (f), (g) or (h) (other than under
Section 8.1(h)(iii)) the Revolving Credit Commitments of each of the Lenders shall immediately terminate and the Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by or to any Person.

                 SECTION 8.3. Waivers by Loan Parties. Except as otherwise provided for in this Agreement and applicable law, to the full extent permitted by applicable law, each Loan Party waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which such Loan Party may in any way be liable, and such Loan Party hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (b) all rights to notice and a hearing prior to Agent's or Lenders' taking possession or control of, or to Agent's or Lenders' replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Each Loan Party acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.

                 SECTION 8.4. Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Obligations, the proceeds of the Collateral and of other property of the Loan Parties and of property of Persons other than the Loan Parties securing the Obligations and collections from the Guaranties shall be applied by Agent to payment of the Obligations in the following order, unless Lenders otherwise agree in writing or a court of competent jurisdiction shall otherwise direct:

                    (i) FIRST, ratably to each Issuing Bank to reimburse such Issuing Bank for that portion of any payments made by it with respect to Letter of Credit Obligations for which another Lender, as a participant in such Letter of Credit Obligations, failed to pay its Pro Rata share thereof as required pursuant to Section 11 of Annex G hereto;

                   (ii) SECOND, to payment of all costs and expenses of Agent and Lenders incurred in connection with the preservation, collection and enforcement of the Obligations or the Guaranties, or of any of the Liens granted to Agent pursuant to the Collateral Documents or otherwise, including, without limitation, any amounts advanced by Agent or Lenders to protect or preserve the Collateral;

                  (iii) THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees and indemnities payable under Section 1 hereof and Annexes D and G hereof, ratably amongst Agent and Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under such Section 1 and Annexes D and G constituting the Obligations owing to Agent and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under such Section 1 and Annexes D and G constituting the Obligations owing to the Agent and all Lenders at such time until such interest, fees and indemnities shall be paid in full;

                   (iv) FOURTH, to payment of the principal of the Obligations (excluding reimbursement obligations with respect to the aggregate amount of any then outstanding Letter of Credit Obligations), ratably amongst Lenders in accordance with the proportion which the principal amount of the Obligations owing to each such Lender (excluding reimbursement obligations with respect to the aggregate amount of any then outstanding Letter of Credit Obligations) bears to the aggregate principal amount of the Obligations (excluding reimbursement obligations with respect to the aggregate amount of any then outstanding Letter of Credit Obligations) owing to all Lenders until such principal of the Obligations shall be paid in full;

                    (v) FIFTH, to the extent, with respect to Letter of Credit Obligations, that the Letter of Credit Collateral, if any, held by Agent as security for reimbursement obligations with respect to the Letter of Credit Obligations is less than the aggregate amount of the Letter of Credit Obligations outstanding at the time of distribution hereunder, to Agent to be held by Agent as additional Letter of Credit Cash Collateral therefor;

                   (vi) SIXTH, to the payment of all other Obligations, ratably amongst Lenders in accordance with the proportion which the amount of such other Obligations owing to each such Lender bears to the aggregate principal amount of such other Obligations owing to all Lenders until such other Obligations shall be paid in full; and

                  (vii) SEVENTH, the balance, if any, after all of the Obligations has been satisfied, shall, except as otherwise provided in any Loan Document, be deposited by Agent in an operating account(s) of the Borrower with the Agent designated by the Borrower or paid over to such other Person or Persons as may be required by applicable law.

                 The Loan Parties acknowledge and agree that they shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and collections under the Guaranties (to the fullest extent recourse to such Loan Parties under the Guaranties) and the aggregate amount of the sums referred to in the first through sixth clauses above.

                 SECTION 8.5. Receivables Funding Subsidiary. The Agent and the Lenders shall have no claim against the Receivables Funding Subsidiary for any breach by the Receivables Funding Subsidiary of any covenant contained in the Loan Documents, the only consequence of such a breach being the existence of a Default or Event of Default, as applicable; provided, however, that nothing contained in this Section 8.5 shall affect any liability of the Receivables Funding Subsidiary under the Guaranty (from and after the execution and delivery thereof by the Receivables Funding Subsidiary).


                                   ARTICLE 9

                                     AGENT

                 SECTION 9.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes GE Capital to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include reference to its Affiliates (including, without limitation, the Syndication Agent) and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; (d) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any Revolving Credit Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Agent.

                 SECTION 9.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

                 SECTION 9.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Revolving Credit Loan or of Fees) unless Agent has received notice from a Lender or Loan Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 9.7) take such action with respect to such Default or Event of Default as shall be directed by Required Lenders; provided, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all of Lenders as is required in such circumstance.

                 SECTION 9.4. Rights as a Lender. With respect to its Revolving Credit Commitment and all Revolving Credit Advances made by GE Capital (and any successor acting as Agent), it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. GE Capital (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any other Loan Party (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and GE Capital and its Affiliates may accept fees and other consideration from any Loan Party or Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                 SECTION 9.5. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by the Loan Parties hereunder and without limiting the obligations of the Loan Parties hereunder) ratably in accordance with the aggregate principal amount of the Revolving Credit Advances held by Lenders (or, if no Revolving Credit Advances are at the time outstanding, Pro Rata in accordance with their respective Revolving Credit Commitments), for any and all Claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that any Loan Party is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction.

                 SECTION 9.6.     Non-Reliance on Agent and Other Lenders.
Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and each Subsidiary thereof and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by the Loan Parties or any of their Subsidiaries of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Loan Parties or any of their Subsidiaries. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Loan Party which is required to be provided to Lenders hereunder, with any Notice of Default received by Agent from any Loan Party and with any notice of a Default or Event of Default delivered by Agent to any Loan Party; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) that may come into the possession of Agent or any of its affiliates nor to update or correct any information previously given which becomes incorrect or which Agent learns is incorrect.

                 SECTION 9.7. Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 9.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                 SECTION 9.8. Successor Agent. Subject to and effective upon the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and the Borrower, and the Required Lenders may, at any time when GE Capital's Pro Rata share of the aggregate of the Revolving Credit Commitments of all Lenders at such time (or, if the Commitment Termination Date has occurred, in lieu of the Revolving Credit Commitments, the Revolving Credit Loan then outstanding in respect of the Revolving Credit Commitment) equals less than ten percent (10%) remove the Agent by written notice to that effect, with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) (unless an Event of Default is continuing, in which event such consent shall not be required). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject to the written consent of the Borrower (which consent shall not be unreasonably withheld or denied). If no successor Agent shall have been so appointed by the Required Lenders (and consented to by the Borrower) or if no successor Agent shall have accepted such appointment within thirty (30) days after the retiring or removed Agent's giving of notice of resignation or receipt of notice of removal, then the retiring or removed Agent may, on behalf of Lenders, appoint a successor Agent, that shall be (or shall be a direct or indirect wholly-owned subsidiary of) a financial institution with a combined capital and surplus or net worth of at least $200,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, or removed Agent's removal, hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 SECTION 9.9. Consents under Loan Documents. Except as otherwise provided in Section 11.1 with respect to this Agreement, Agent may, with the prior consent of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided, that without the prior consent of each Lender, Agent shall not (except as provided herein or in the Collateral Documents) release any of the Collateral or otherwise terminate any Lien under any Collateral Document with respect to any of the Collateral, or agree to additional obligations being secured by such Collateral, except that no consent of any Lender shall be required, and Agent is hereby authorized and instructed, to release or terminate any Collateral or any Lien under any Collateral Document with respect to any Collateral (a) which is the subject of a disposition permitted hereunder, (b) which secures Indebtedness to the extent permitted under Sections 6.3 and 6.7, or (c) the value of which does not exceed $1,000,000 in any Fiscal Year.

                 SECTION 9.10.    Collateral Matters.

                 (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Borrowing Base, or whether any particular reserves are appropriate, or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed (as between Agent on the one hand and Lenders on the other hand) that (i) in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as a Lender and (ii) that Agent shall have no duty or liability whatsoever to any other Lender, other than liability to the extent resulting from its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                 (b) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 8 or Article 9 of the Code, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                                   ARTICLE 10

                             SUCCESSORS AND ASSIGNS

                 SECTION 10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of the Loan Parties, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. No Loan Party may assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of the Loan Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

                 SECTION 10.2.    Assignments and Participations.

                 (a) Each Lender may, with the prior written consent of Agent (except in the case of participations created by a Lender in favor of a Lender Affiliate of such Lender provided that, as to any Lender, there shall be no more than one participation in favor of such Lender's Lender Affiliate at any one time), which consent shall not be unreasonably withheld, resell (through syndication, assignment or a participation) all or a portion of its rights and obligations under this Agreement (including all or a part of its Revolving Credit Advances, Letter of Credit Obligations, Revolving Credit Commitment and Revolving Credit Note), in minimum increments of $5,000,000 (or any greater amount which is an integral multiple of $5,000,000) to any other Person and so long as (i) as to each Lender other than the Lender which is the Agent, after giving effect to any such syndication, assignment or participation each Lender's Revolving Credit Commitment (excluding any portion thereof held subject to any participation) is either (x) $12,500,000 or more or (y) zero and
(ii) as to the Lender which is the Agent, after giving effect to any such syndication, assignment or participation, such Lender's Revolving Credit Commitment (including any portion thereof held subject to any participation) is not less than 10% of the Revolving Credit Commitments of all Lender; provided, however, that the restriction contained in this clause (ii) on the Lender which is the Agent shall not prevent such Lender from effecting any such syndication, assignment or participation if (x) such Lender has been or is being replaced as Agent, (y) such Lender must effect such sale due to any requirement of law or regulation or (z) such Lender has liquidated or is liquidating the loan portfolio of which the facility created under this Agreement is a part. Each Lender shall use reasonable efforts to provide the Borrower with prior notice of any such resale (other than a participation, which shall not require any such notice); provided, that the failure to do so shall not affect the validity of such resale or create any liability against such Lender.

                 (b)      In the case of an assignment by any Lender under this
Section 10.2, the purchaser shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder; provided, that each such assignment shall be of a constant, and not a varying, percentage of the selling Lender's rights and obligations under this Agreement. Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and assignee and delivery to Agent and the Borrower of an executed copy of such instrument together with payment (by assignor and/or assignee) to Agent of a processing fee of $3,000, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Each Loan Party hereby acknowledges and agrees that any assignment will give rise to a direct obligation of such Loan Party to the assignee and that the assignee shall be considered to be a "Lender" hereunder and under the other Loan Documents. In all instances, each Lender's liability to make Revolving Credit Advances shall be several and not joint and shall be limited to such Lender's Pro Rata share thereof. Upon any such assignment, the Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Revolving Credit Note of the assignor Lender a new Revolving Credit Note to the order of the assignee Lender in an amount equal to the Revolving Credit Commitment assumed by such assignee Lender, and if the assignor Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assignor Lender in an amount equal to such retained Revolving Credit Commitment. Such new Revolving Credit Notes shall be dated the Closing Date and shall otherwise be in the form of the Revolving Credit Note replaced thereby. The Revolving Credit Notes surrendered to Agent shall be returned by Agent to the Borrower marked "canceled".

                 (c) In the case of a participation by any Lender under this Section 10.2, (A) all amounts payable by the Borrower hereunder shall be determined as if that Lender had not sold such participation and the participating Lender shall remain a "Lender" for all purposes under this Agreement, (B) any such grant of a participation will be made in compliance with all applicable state or federal laws, rules, and regulations, (C) such Lender shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would (i) extend the final maturity date for payment of the Revolving Credit Loan; (ii) reduce the interest rate or the amount of principal or Fees applicable to the Revolving Credit Loan; or (iii) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which a Lender grants rights to its participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses (i) through (iii), the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of the participating Lender's portion of the Revolving Credit Loan (irrespective of whether held by such Lender or participated), shall control the vote for all of such Lender's portion of the Revolving Credit Loan and (D) the participation agreement shall require the participant to sell to the participating Lender the participation created thereunder to the extent that the portion of the Revolving Credit Loan (and related Revolving Credit Commitment and risk participations) subject to participation in favor of such participant is required to be replaced under Section 1.21 (and, subject to the conditions precedent contained in Section 1.21, such Lender shall repurchase such participation and create an assignment in favor of the "Replacement Lender" to the extent contemplated by Section 1.21). In the case of any participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation; provided, however, that notwithstanding the foregoing, each participant shall be deemed to be a "Lender" under and for the purposes of Sections 1.19 and 1.20 and shall have all the rights of a "Lender" thereunder.

                 (d) Except as otherwise provided in this Section 10.2 no Lender shall, as between any Loan Party and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Credit Loan or other Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this Section 10.2 may furnish any information concerning any Loan Party and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) subject to Section 11.13.

                 (e) The Borrower and each other Loan Party shall assist any Lender permitted to sell assignments or participations under this Section
10.2 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested.

                 (f) Each Lender agrees that if such Lender shall intend to assign or grant a participation in all or any part of its interest in this Agreement, any other Loan Document or any of the financial accommodations provided or to be provided by it hereunder to any bank or other entity which is organized under the laws of a jurisdiction outside of the United States or any Commonwealth thereof (a "Foreign Lending Entity"), such Lender, as a condition to the effectiveness of such assignment or participation, shall request that such Foreign Lending Entity provide to the Borrower and Agent on or prior to the consummation of such assignment or participation a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lending Entity's entitlement to exemption from United States withholding tax or a zero rate of withholding under an applicable statute or tax treaty with respect to its interest in the credit facility herein provided. In the event that such Foreign Lending Entity is unable to deliver such form, certificate or document at or prior to the consummation of such assignment or participation, such assignment or participation shall not be permitted.

                                   ARTICLE 11

                                 MISCELLANEOUS

                 SECTION 11.1. Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Required Lenders and the Loan Party or Loan Parties which are party thereto; provided, however, that no such change, waiver, discharge or termination shall, without the written consent of each Lender and Agent, (a) extend the scheduled final maturity of the Revolving Credit Loan, or any portion thereof, or extend the time for payment of principal of any Obligation or payment in respect of or reimbursement of any Letter of Credit Obligations, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-Default increase in interest rates) thereon or Fees, or reduce the principal amount thereof, or increase the Revolving Credit Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Revolving Credit Commitment of any Lender), (b) release Collateral (except as expressly permitted by the Loan Documents), (c) amend, modify or waive any provision of this Section, or Section 1.11, 1.17, 9.5, 11.2 or 11.7,
(d) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or (e) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement. No provision of Article 9 may be amended or waived without the prior written consent of Agent and no provision of Annex G or Section 8.4(i) may be amended or waived without the written consent of each Issuing Bank as to which there are Letter of Credit Obligations outstanding at such time. Without the written consent of Required Lenders, Agent shall not include as "Eligible Inventory" or "Eligible Receivables" any Inventory or Accounts which are specifically (and without regard to the exercise of any judgment or discretion on the part of Agent) excluded therefrom under paragraphs (a) through (m) in the definition of "Eligible Accounts" or under paragraphs (a) through (o) in the definition of "Eligible Receivables", respectively.

                 SECTION 11.2.    Fees and Expenses.

                 (a) Each Loan Party shall, jointly and severally, pay on demand all reasonable out-of-pocket costs and expenses (including reasonable fees of counsel) of Agent, GE Capital and its Affiliates (limited, in the case of the Syndication Agent, to reasonable fees and expenses incurred by the Syndication Agent through the date 90 days following May 3, 1996 in connection with the Syndication Agent's syndication of the Revolving Credit Commitments) in connection with the preparation, negotiation, approval, execution, delivery, administration, syndication (limited as aforesaid), modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including: (i) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Loan Party or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, and any depositions or other discovery proceedings in connection therewith, in connection with a case commenced by or against any Loan Party or any other Person that may be obligated to Agent and Lenders by virtue of the Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action (and any appeal or review) in connection with a case under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or similar insolvency law, except, as to Agent or any Lender, to the extent that Agent or such Lender, as the case may be, arising from Agent's or such Lenders gross negligence or wilful misconduct (including the failure by Agent or such Lender to make Revolving Credit Advances in breach of its obligations under this Agreement) as determined by a final non-appealable judgment of a court of competent jurisdiction, (iii) any attempt to enforce any rights of Agent or Lenders against any Loan Party or any other Person that may be obligated to Agent or Lenders by virtue of any of the Loan Documents; or (iv) any effort to
(A) monitor the Revolving Credit Loan and the Loan Documents, (B) evaluate, observe or assess any Loan Party or its affairs, or (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

                 (b) Each Loan Party shall, jointly and severally, pay on demand all reasonable out-of-pocket costs and expenses (including (i) reasonable fees of outside counsel, and (ii) reasonable allocated expenses (with details of allocation, hours billed, billing rates and personnel used) of in house counsel) of Agent and each Lender in connection with any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Default or Event of Default; provided, however, that, where deemed appropriate by Agent, Agent shall use reasonable efforts to utilize one counsel for the Agent and the Lenders.

                 (c)      Without limiting the generality of clauses (a) and
(b) above, each Loan Party's obligation to reimburse Agent and/or any Lender for costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), as well as the fees and expenses of accountants, environmental advisors, field examiners, auditors (Agent will assess the Loan Parties and the Loan Parties agree to pay $500 per day per individual plus reasonable out-of-pocket expenses in connection with Agent's field audits), appraisers, investment bankers, rating agencies, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services, in each case, to the extent reasonable and consistent with the policies of Agent and Lenders when paying such expenses or fees for its or their own account.

                 SECTION 11.3.    No Waiver.

                 (a) No failure on the part of Agent or Lenders, at any time or times, to require strict performance by any Loan Party, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or Event of Default shall not suspend, waive or affect any other Default or Event of Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Loan Party shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Required Lenders or all of Lenders if required hereunder and directed to such Loan Party specifying such suspension or waiver.

                 (b) No failure on the part of any Loan Party, at any time or times, to require strict performance by any Lender or Agent, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of such Loan Party thereafter to demand strict compliance and performance therewith.

                 SECTION 11.4. Remedies. The rights and remedies of Agent and Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                 SECTION 11.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 SECTION 11.6. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

                 SECTION 11.7. Right of Set-off. Subject to Section 1.2 and 1.14, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees to use reasonable efforts to promptly notify Agent and the Loan Parties after any such setoff and application made by such Lender; provided, that the failure to give such notice (or to timely do so) shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including other rights of setoff) which such Lender may have.

                 SECTION 11.8. Authorized Signature. Until Agent shall be notified by any Loan Party to the contrary, the signature upon any document or instrument delivered by such Loan Party pursuant hereto and believed by Agent or any of Agent's officers, agents, or employees to be that of an officer or duly authorized representative of such Loan Party listed on Schedule 11.8 or on the most recent list of "Authorized Officers" delivered to Agent shall bind such Loan Party and be deemed to be the act of such Loan Party affixed pursuant to and in accordance with resolutions duly adopted by such Loan Party's Board of Directors, and Agent and each Lender shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.

                 SECTION 11.9. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.9), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Loan Party, Agent or any Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                 (a)      If to Agent, as a Lender or as Agent, at:

                          General Electric Capital Corporation
                          201 High Ridge Road
                          Stamford, Connecticut  06927
                          Attention:  Vice President-Portfolio/FoxMeyer
                          Telecopy No.:  (203) 316-7821

                                  with a copy to:

                          General Electric Capital Corporation
                          201 High Ridge Road
                          Stamford, Connecticut  06927
                          Attention:  Legal Counsel/FoxMeyer
                          Telecopy No.:  (203) 316-7822

                                  and

                          Kaye, Scholer, Fierman, Hays & Handler, LLP
                          425 Park Avenue
                          New York, New York  10022
                          Attention:  Robert S. Finley, Esq.
                          Telecopy No.:  (212) 836-7151

                 (b)      if to any Loan Party, at:

                          c/o FoxMeyer Corporation
                          1220 Senlac Drive
                          Carrollton, Texas 75006
                          Attention: Treasurer and General Counsel
                          Telecopy No.:  (214) 446-4580 and (214) 446-4295,
                          respectively

                                  with a copy to:

                          Glenn D. West, Esq.
                          Weil, Gotshal & Manges LLP
                          100 Crescent Court
                          Dallas, Texas 75201
                          Telecopy No.:  (214) 746-7777

                 SECTION 11.10. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

                 SECTION 11.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

                 SECTION 11.12. Time of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

                 SECTION 11.13.   Announcements; Confidentiality.

                 (a) Each Loan Party agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by the Loan Documents without the prior written consent of Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case FoxMeyer shall use reasonable efforts to consult with Agent prior to the issuance of any such news release or public announcement. Each Loan Party acknowledges that Agent may publish a tombstone or other advertisement with respect to the transactions contemplated hereby and by the Receivables Funding Documents and such Loan Party consents thereto.

                 (b) The Loan Parties have furnished and will furnish to Agent and Lenders certain written information concerning the Parent and the Loan Parties and their respective Subsidiaries and their respective businesses, finances, operations and affairs, in each case, which the Loan Parties have advised is non-public, proprietary or confidential in nature ("Confidential Information"). Agent and each Lender confirms to each Loan Party for itself, that it is Agent's and such Lender's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will use good faith efforts to maintain, for a period of one year following the Termination Date, as confidential the Confidential Information submitted to it with respect to the Parent, any Loan Party or any of their respective Subsidiaries under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, provided, however, that (i) nothing contained herein shall prevent Agent or any Lender from disclosing Confidential Information (A) to its and its Affiliates, Redwood and their respective directors, officers and employees, the Rating Agencies, and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this Section 11.13(b); provided, however, that none of Agent, any Lender or any such other Person shall be liable for any misrepresentation or misuse of such information by any Person to whom the Confidential Information has been properly furnished under this Agreement; (B) reasonably believed by Agent, such Lender or such other Person, as being under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction, including, without limitation, bank examiners, auditors, regulators and accountants; (C) to any actual or potential assignee of or participant in a Lender's rights and obligations under this Agreement pursuant to Section 10.2 hereof to the extent such actual or potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this Section 11.13(b); and (D) as necessary in connection with the exercise of its remedies under this Agreement or any of the other Loan Documents; (ii) the terms of this Section 11.13(b) shall be inapplicable to any information furnished to it which is in the Agent's or any Lender's possession prior to the delivery to it of such information by any Loan Party or any of its Subsidiaries, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of Agent's or such Lender's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when any Loan Party or any of its Subsidiaries delivered it to Agent or any Lender; and (iii) the determination by Agent or any Lender as to the application of any of the circumstances described in the foregoing clauses
(i) and (ii) will be conclusive and binding if made in good faith. Agent and Lenders hereby acknowledge that they are familiar with the United States federal securities laws relating to the use and treatment of material, non-public information and any obligations that Agent and Lenders who are provided with Confidential Information may have in respect of such securities laws.

                 SECTION 11.14. GOVERNING LAW; CONSENT TO JURISDICTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH LOAN PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT EACH LENDER AND EACH LOAN PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 11.9 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE

DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS PROPER POSTAGE PREPAID.

                 SECTION 11.15. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            FOXMEYER CORPORATION
                                            FOXMEYER DRUG COMPANY,
                                            HEALTHCARE TRANSPORTATION,
                                              SYSTEM, INC.
                                            MERCHANDISE COORDINATOR
                                              SERVICES CORPORATION


                                            By
                                               ---------------------------------
                                               Name:  Grady E. Schleier
                                               Title: Vice President and
                                                      Treasurer

                                                        of each of the above
                                                        corporations

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Agent



                                            By
                                               ---------------------------------
                                               Name:  Denis M. Creeden
                                               Title: Duly Authorized Signatory


                                            Lenders:
                                            -------


Revolving Credit Commitment:                GENERAL ELECTRIC CAPITAL
- ---------------------------                  CORPORATION
  $120,000,000



                                            By
                                               ---------------------------------
                                               Name:  John P. Crosby, Jr.
                                               Title: Duly Authorized  Signatory

                                            THE CIT GROUP/BUSINESS CREDIT, INC.
  $35,000,000


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BANKAMERICA BUSINESS CREDIT, INC.
  $50,000,000



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


  $35,000,000                               HELLER FINANCIAL, INC.



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


  $35,000,000                               LA SALLE BUSINESS CREDIT, INC.



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

                                            SANWA BUSINESS CREDIT
  $30,000,000                               CORPORATION



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE BANK OF NEW YORK
  $25,000,000                               COMMERCIAL CORPORATION



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


  $25,000,000                               CORESTATES BANK, N.A.



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FBS BUSINESS FINANCE
  $25,000,000                               CORPORATION



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

  $25,000,000                               FIRST NATIONAL BANK OF BOSTON



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


  $25,000,000                               NATIONSBANK OF TEXAS, N.A.



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


  $15,000,000                               BTM CAPITAL CORPORATION



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            GIBRALTOR CORPORATION OF
  $15,000,000                               AMERICA



                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            NATIONAL CITY COMMERCIAL
  $15,000,000                               FINANCE, INC.



                                            By
                                               ---------------------------------
                                               Name:
                                               Title: